UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIBERTY ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

LIBERTY ENERGY INC.
950 17TH STREET, SUITE 2400
DENVER, COLORADO 80202

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 16, 2024

To our valued stockholders:

Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Liberty Energy Inc. (the “Company” or “Liberty”) will be held on Tuesday, April 16, 2024, at 9:00 a.m. Mountain Time. This year’s Annual Meeting will be accessible through the Internet in order to permit our stockholders to participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all stockholders. To attend the Annual Meeting, you must access the meeting website at https://web.lumiagm.com/245867901. Although no physical in-person meeting will be held, we have designed the format of the virtual Annual Meeting to ensure that our stockholders of record who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting, while providing an online experience available to all of our stockholders regardless of location. At the Annual Meeting, stockholders will be asked to:

1.Elect three (3) Class II directors to our board of directors to serve until the 2027 annual meeting or until their successors are duly elected and qualified (Proposal 1);

2.Approve, on an advisory basis, the compensation of our named executive officers (Proposal 2);

3.Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 3);

4.Approve an amendment and restatement of our Long Term Incentive Plan (Proposal 4); and

5.Transact such other business as may properly be brought before the Annual Meeting.

You can find more information, including the nominees for directors, executive compensation, and details regarding our independent registered public accounting firm, in the attached proxy statement. The board of directors recommends that you vote in favor of each of the above proposals. Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials on the Internet. The approximate date on which the attached proxy statement, the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are first being made available to stockholders at http://astproxyportal.com/ast/21952/ is March 7, 2024. The Notice includes instructions on how to access our proxy materials over the Internet, vote online and request a printed copy of these materials.

Only stockholders of record at the close of business on February 21, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination ten days before the Annual Meeting. If you would like to inspect the list of Company stockholders of record, please contact the Investor Relations department at IR@libertyenergy.com to schedule an appointment or request access electronically or in person.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PRIOR TO THE ANNUAL MEETING OR FOLLOW THE INTERNET OR TELEPHONE VOTING PROCEDURES DESCRIBED ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING VIRTUALLY AND WISH TO VOTE AT THAT TIME, YOU MAY WITHDRAW YOUR PROXY AND VOTE AT THE MEETING. YOUR PROMPT CONSIDERATION IS GREATLY APPRECIATED. YOUR VOTE IS IMPORTANT TO US.

By Order of the Board of Directors,

/s/ R. Sean Elliott

R. Sean Elliott
Chief Legal Officer and Corporate Secretary

Denver, Colorado
March 7, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
TO BE HELD ON APRIL 16, 2024
THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
http://astproxyportal.com/ast/21952/

i

LIBERTY ENERGY INC.
950 17TH STREET, SUITE 2400
DENVER, COLORADO 80202

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Liberty Energy Inc. (the “Company”) for use at the Company’s 2024 Annual Meeting of Stockholders that will be held on Tuesday, April 16, 2024, at 9:00 a.m. Mountain Time, virtually at https://web.lumiagm.com/245867901 (the “Annual Meeting”). In this proxy statement (the “Proxy Statement”) the terms “Liberty,” “we,” “us” and “our” all refer to the Company. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

We are providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and at any adjournment or postponement thereof. By executing and returning the enclosed proxy card or by voting via the Internet or by telephone as set forth herein, you authorize the persons named in the proxy to represent you and vote your shares on the matters described herein. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. The approximate date on which this Proxy Statement, the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are first being made available to stockholders at http://astproxyportal.com/ast/21952/ is March 7, 2024. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials.

Choosing to receive your future proxy materials by e-mail or to receive a single set of proxy materials per household will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Annual Meeting Time & Location

 Date: Tuesday, April 16, 2024  Time: 9:00 a.m. Mountain Time  Location: Virtually held at https://web.lumiagm.com/245867901

Who Can Vote at the Annual Meeting

The Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), is the only class of securities entitled to vote at the Annual Meeting. Each share of Common Stock outstanding at the close of business on February 21, 2024 (the “Record Date”) entitles its holder to one vote with respect to each matter at the Annual Meeting, and only stockholders of record on the Record Date are entitled to notice of, and to vote, virtually online or by proxy, at the Annual Meeting.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination ten days before the Annual Meeting. If you would like to inspect the list of Company stockholders of record, please contact the Investor Relations department at IR@libertyenergy.com to schedule an appointment.

How to Vote at the Annual Meeting

Many holders of the Company’s Common Stock hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC (“Equiniti”), then you are considered a “stockholder of record” with respect to those shares. In this case, a Notice or, if requested, a set of proxy materials has been sent to you directly by us. As a stockholder of record, you may vote over the Internet as described in the Notice that was mailed to you or, if you have received or requested a hard copy of this Proxy Statement and accompanying proxy card, you may vote by telephone as described on the proxy card, or by mail by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in this Proxy Statement. The method by which you vote will not limit your right to vote virtually at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.

Beneficial Owners of Shares Held in Street Name. If your shares of our Common Stock are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, a Notice or, if requested, a set of proxy materials has been forwarded to you by the organization that holds your shares. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you are a beneficial owner of shares held in “street name,” you need to submit voting instructions to your broker, bank or other nominee in order to cast your vote. The Notice that was mailed to you by that organization has specific instructions for how to submit your vote, or if you have received or requested a hard copy of this Proxy Statement you may mark, sign, date and mail the accompanying voting instruction form in the postage-paid envelope provided. Your vote is revocable by following the procedures outlined in this Proxy Statement. However, since you are not a stockholder of record you may not vote your shares virtually at the Annual Meeting without obtaining authorization from your broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted. To vote virtually at the Annual Meeting, you must first obtain a legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting. After obtaining a legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:

Equiniti Trust Company LLC
Attention: Proxy Tabulation Department
55 Challenger Road, 2nd Floor
Ridgefield Park, New Jersey 07660

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 2, 2024. You will receive a confirmation of your registration by email after we receive your registration materials.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m. Eastern Time on April 15, 2024, and mailed proxy cards must be received by April 15, 2024 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares of Common Stock. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares of Common Stock are voted.

“Broker Non-Votes” and Abstentions and their Effect on Proposals

A broker non-vote occurs when a broker, bank, trust or other nominee or custodian holding shares for a beneficial owner in “street name” does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given, only with respect to “routine” items.

If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote your shares of Common Stock with regard to the election of directors (“Proposal 1”), the advisory vote regarding the compensation of named executive officers (“Proposal 2”), or the vote to amend and restate our Long Term Incentive Plan (the “A&R LTIP”) (“Proposal 4”), the broker may not exercise discretion to vote for or against those proposals because each of these proposals are considered “non-routine” under applicable New York Stock Exchange (“NYSE”) rules. With respect to the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ended December 31, 2024 (“Proposal 3”), the broker may exercise its discretion to vote for or against those proposals in the absence of your instruction. Broker non-votes are treated as not entitled to vote with respect to non-discretionary matters.

An abstention (i.e. if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) has the same effect as voting “AGAINST” the advisory vote regarding the compensation of named executive officers (Proposal 2), the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ended December 31, 2024 (Proposal 3), or the vote to approve our A&R LTIP (Proposal 4). Votes that are withheld from a director’s election will not affect the outcome of the vote on the election of a director (Proposal 1).

Quorum Requirements for the Annual Meeting

The presence at the Annual Meeting, whether in person or by proxy, of stockholders holding a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote at the meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 166,087,015 shares of Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. Abstentions and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of constituting a quorum.

Votes Required to Approve Proposals and Board Recommendations

Proposal	Required Vote	Board Recommendation	Treatment of
			Abstentions	Broker Non-Votes
(1)To elect three (3) Class II directors to the Board to serve until the 2027 annual meeting or until their successors are duly elected and qualified.	Plurality of Votes Cast: The three nominees receiving the greatest number of votes cast(1)	“FOR” EACH NOMINEE

Abstentions have no effect. In addition, if you “withhold” authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated.

Broker non-votes have no effect
(2)To approve, on an advisory basis, the compensation of our named executive officers.(2)	Affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter	“FOR”	Abstentions have the effect of a vote against “AGAINST”	Broker non-votes have no effect
(3)To ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	Affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter	“FOR”	Abstentions have the effect of a vote “AGAINST”	There will be no broker non-votes on Proposal 3 because brokers have discretion to vote on this proposal
(4)To approve our A&R LTIP.	Affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter	“FOR”	Abstentions have the effect of a vote “AGAINST”	Broker non-votes have no effect

(1)If any nominee receives a greater number of “withhold authority” than votes “for” his or her election in an uncontested election, where an uncontested election is any election of directors in which the number of nominees for election does not exceed the number of directors to be elected, then that nominee is required to tender his or her resignation, which the Board, upon the recommendation of the Nominating and Governance Committee, will decide to accept or decline.

(2)Because this stockholder vote is advisory, the vote will not be binding, but the Compensation Committee will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.

Revoking Your Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting by:

•signing, dating and delivering a new proxy with a later date before the applicable deadline to our Corporate Secretary;

•attending virtually and voting virtually online at the Annual Meeting; or

•filing a written revocation with our Corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your shares. You may also vote virtually online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares.

Your last vote or proxy will be the vote or proxy that is counted. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy.

Dissent and Appraisal Rights

No action is proposed at the Annual Meeting for which the laws of the State of Delaware or other applicable law provides a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ Common Stock.

Solicitation Costs

The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company has retained D.F. King & Co., Inc. (“D.F. King”) to aid in the solicitation of proxies. It is estimated that the cost of D. F. King’s services will be approximately $9,500 plus expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic communication, or personal communication by employees of D.F. King and the Company.

Voting Results

We will publish final results in a Current Report on Form 8-K to be filed with the SEC within four (4) business days following the Annual Meeting.

Management Q&A Session

Stockholders of record who have registered with their voting control number will be able to submit questions for the Annual Meeting’s question and answer session during the meeting through https://web.lumiagm.com/245867901 by referring to the “Chat Box” icon located at the top of the left-hand panel of their screen. For questions regarding the webcast please reach out to IR@libertyenergy.com.

Technical Difficulties or Trouble Accessing the Annual Meeting

If you encounter any technical difficulties with accessing the audio webcast on the day of the Annual Meeting, contact IR@libertyenergy.com. Equiniti will also be present at the Annual Meeting and monitoring the webcast to assist with any issues.

Questions

You may call or contact our proxy solicitor, D.F. King, at (888) 605-1958 or via email at libertyenergy@dfking.com if you have any questions concerning this Proxy Statement.

PLEASE VOTE. YOUR VOTE IS IMPORTANT TO US.

PROPOSAL 1 — ELECTION OF THREE CLASS II DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Our Board currently consists of nine (9) directors. In accordance with the terms of our Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Certificate of Incorporation”) and Second Amended and Restated Bylaws (as amended, the “Second Amended and Restated Bylaws”), our Board is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Each director elected to the Board will hold office until his or her successor has been elected and qualified or until the earlier of their death, resignation, disqualification or removal. The current members of the classes of our Board are divided as follows:

♦Class II (term expires in 2024): Ken Babcock, Audrey Robertson, and Christopher A. Wright

♦Class III (term expires in 2025): Peter A. Dea, William F. Kimble, and James R. McDonald

♦Class I (term expires 2026): Simon Ayat, Gale A. Norton, and Cary D. Steinbeck

To be elected, director nominees must receive a plurality of the votes cast by the holders of the shares entitled to vote in the election of directors at the Annual Meeting. Nonetheless, pursuant to our Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election (a “Majority Withheld Vote”) is required to tender his or her resignation to the Chair of the Nominating and Governance Committee within seven days following certification of the stockholder vote. The Nominating and Governance Committee must recommend to the Board whether to accept the resignation offer within 60 days of receiving the offer of resignation. The Board is required to consider and act on the recommendation within 30 days following receipt of the recommendation.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three (3) director nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director. Biographical information regarding each nominee is set forth below, as well as a summary of the experiences, qualifications, attributes or skills that caused the Board to determine that each nominee should serve as a director of the Company. Each nominee’s experience is evaluated in determining the overall composition of the Board.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS TO A THREE-YEAR TERM EXPIRING
AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS

KEN BABCOCK
Age: 67	Key Areas of Experience
Director Since: 2018 INDEPENDENT	•Technology/Cybersecurity •Senior Management Experience (CEO/CFO) •Oilfield Services	•Mergers & Acquisitions •Marketing/Sales •HR/Compensation

Mr. Babcock is currently the Chief Executive Officer of Abaco Energy Technologies LLC (“Abaco”), a private Houston-based portfolio company of Riverstone Holdings LLC, an energy-focused private equity firm (“Riverstone”), that was formed in 2013 to focus on opportunities in manufacturing and services related to North American drilling, completion, and production, and associated infrastructure. Prior to joining Abaco, Mr. Babcock was the President and Chief Executive Officer of Titan Specialties, Ltd. (“Titan”) from 2008 until its sale to Hunting PLC in September 2011. Following the sale, Mr. Babcock remained at Titan until June 2012. Prior to joining Titan, from 2005 until 2008, Mr. Babcock served as President and Chief Executive Officer of International Logging, Inc. (“ILI”) where he took a narrowly-focused mud logging company of over 300 employees to a diverse well site services organization of over 1,800 employees spread over 60 countries in a little over two years. Prior to joining ILI, Mr. Babcock was Director of Strategic Sales at Baker Hughes INTEQ and Vice President of Business Development at Noble Technology Services. Mr. Babcock began his career with EXLOG in 1980. Mr. Babcock has a Bachelor of Science in Geology from Florida State University. We believe that Mr. Babcock’s strong business leadership experience qualifies him for service on our Board.

AUDREY ROBERTSON
Age: 43	Key Areas of Experience
Director Since: 2021	•Exploration and Production •Corporate Finance/Capital Markets •Senior Management Experience (CEO/CFO)	•Public Accounting •Mergers & Acquisitions •Investor Relations •Risk Management

Ms. Robertson is a co-founder of Franklin Mountain Energy, LLC, a private oil and gas company operating in the Permian Basin, and serves as its Executive Vice President of Finance and prior to that was Chief Financial Officer from September 2018 to January 2023. She also served as a co-founder and Managing Partner of Copper Trail Partners, LLC, a private equity platform based in Denver from November 2017 until December 2021. From 2005 to 2016, she served as a Partner and Senior Managing Director at Kayne Anderson Capital Advisors. Prior to that time, she was an investment banker with Goldman Sachs & Co. Ms. Robertson was a Director of Bonanza Creek Energy, LLC and served on both the audit and compensation committees from January 2020 until November 2021 and served on the board of directors of Extraction Oil and Gas, LLC from September 2019 to January 2021 where she served on the audit committee. She is a member of the Board of Directors of the New Mexico Oil and Gas Association and serves on the Finance and Governance sub-committees. She has served on the boards of several private companies and not-for-profit organizations. She holds a Bachelor of Science degree in Applied Economics and Management from Cornell University and a Master of Accounting degree from the University of Southern California. We believe that Ms. Robertson’s significant experience in the oil and gas exploration and production industry and accounting credentials qualify her for service on our Board.

CHRISTOPHER A. WRIGHT
Age: 59	Key Areas of Experience
Director Since: 2018	•Exploration and Production •Technology/Cybersecurity •Senior Management Experience (CEO/CFO) •Oilfield Services	•Mergers & Acquisitions •ESG •Marketing/Sales •HR/Compensation •Investor Relations

Mr. Wright has served as our Chief Executive Officer since December 2016 and as the Chief Executive Officer of our predecessor company since its founding in 2011. Mr. Wright is the Executive Chairman of Liberty Resources LLC, an oil and natural gas exploration and production company focused in the Williston Basin, and was the Chief Executive Officer from its formation in September 2010 until March 2017. Mr. Wright founded Pinnacle Technologies, a company that developed and commercialized tiltmeter and microseismic fracture mapping and served as Chief Executive Officer of Pinnacle Technologies from 1992 to 2006. From 2000 to 2006, Mr. Wright served as Chairman of Stroud Energy, Inc., a shale natural gas producer. From October 2021 to December 2023, Mr. Wright served on the board of directors of Accretion Acquisition Corp. Mr. Wright also serves on the board of directors for Urban Solution Group, a private company, and the Federal Reserve Bank of Kansas City, Denver Branch. Mr. Wright has a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology (“MIT”) and conducted graduate work in electrical engineering at both the University of California-Berkeley and MIT. We believe that Mr. Wright’s experience leading our growth as our Chief Executive Officer and his extensive experience in the hydraulic fracturing services industry qualifies him for service on our Board.

Vote Required

The election of directors requires the affirmative vote of a plurality of the votes cast by the holders of the shares of Common Stock entitled to vote at the election. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

THE BOARD RECOMMENDS VOTING “FOR”
THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE.

DIRECTORS CONTINUING IN OFFICE

PETER A. DEA
Age: 70	Key Areas of Experience
Director Since: 2018 INDEPENDENT	•Exploration and Production •Senior Management Experience (CEO/CFO) •Mergers & Acquisitions	•ESG •HR/Compensation •Investor Relations •Corporate Governance

Mr. Dea has been the Executive Chairman of Confluence Resources LP (“Confluence”) since September 2016. Mr. Dea has served as the President and Chief Executive Officer of Cirque Resources LP (“Cirque”) since May 2007. Both Confluence and Cirque are private oil and gas companies. From November 2001 through August 2006, Mr. Dea was President and Chief Executive Officer and a director of Western Gas Resources, Inc. (“Western Gas”). Mr. Dea joined Barrett Resources Corporation (“Barrett”) in November 1993 and served as Chief Executive Officer and director from November 1999 and as Chairman from February 2000 through August 2001. Western Gas and Barrett were public oil and gas companies. Prior to that, Mr. Dea served in several geologic positions with Exxon Company, U.S.A. Mr. Dea currently serves as the Chairman of the Board of Ovintiv Inc. and has served as a director of Antero Midstream Corporation since the closing of its simplification transaction in March 2019. Prior to the simplification, Mr. Dea served as a director of the general partner of Antero Midstream GP LP beginning in April 2018. Mr. Dea has a Bachelor of Arts in Geology from Western State Colorado University and a Masters of Science in Geology from the University of Montana. Mr. Dea also attended the Harvard Business School, Advanced Management Program. We believe that Mr. Dea’s extensive oil and gas exploration and production experience and involvement in state and national energy policies qualify him for service on our Board.

WILLIAM F. KIMBLE
Age: 64	Key Areas of Experience
Director Since: 2018 INDEPENDENT	•Public Accounting •Mergers & Acquisitions •Legal/Regulatory	•Corporate Governance •Risk Management •Technology/Cybersecurity

Mr. Kimble has served on our Board since the initial public offering of our Common Stock (the “IPO”) and as Lead Director since October 2018. From 2009 until his retirement in 2015, Mr. Kimble served as the Office Managing Partner for the Atlanta office and Managing Partner - Southeastern United States at KPMG LLP (“KPMG”), one of the largest audit, tax and advisory services firms in the world. Mr. Kimble was also responsible for moderating KPMG’s Audit Committee Institute and Audit Committee Chair Sessions. Until his retirement, Mr. Kimble had been with KPMG or its predecessor firm since 1986. During his tenure with KPMG, Mr. Kimble also held numerous senior leadership positions, including Global Chairman of Industrial Markets. Mr. Kimble served as KPMG’s Energy Sector Leader for ten (10) years and was the executive director of KPMG’s Global Energy Institute. Mr. Kimble serves on the board of directors and is the chair of the audit committee of Northern Oil and Gas, Inc. Mr. Kimble also served on the board of directors, the special committee, and was chair of the audit committee of DCP Midstream, LP from June 2015 until October 2023. Mr. Kimble has a Bachelor of Accounting and Business Administration from Southern Methodist University. We believe that Mr. Kimble’s extensive accounting background and his experience as a director of public companies qualify him for service on our Board.

JAMES R. MCDONALD
Age: 45	Key Areas of Experience
Director Since: 2020 INDEPENDENT	•Technology/Cybersecurity •Oilfield Services	•Marketing/Sales •Investor Relations

Mr. McDonald has been Senior Vice President of Investor Relations for Schlumberger (“SLB”), an international oilfield services and technology company, since April 2023. Previously, he served as President Americas Land of SLB, overseeing onshore operations in North and South America, from June 2020 to April 2023. Previously, he served as President of Well Services running SLB’s global stimulation, coiled tubing intervention, cementing and offshore vessel operations. In addition, Mr. McDonald held multiple leadership roles in line management, operations, quality and safety, and business development at SLB over the past 21 years. His assignments spanned North and South America, North Africa and the Middle East in both land and offshore environments that included unconventional and deep water. Mr. McDonald graduated from the Massachusetts Institute of Technology with a degree in chemical engineering. He is actively engaged within the energy industry and community, and currently serves on the Board of Directors of Permian Strategic Partnership, the Energy Workforce and Technology Council, and he is on the Upstream and Service Supply and Technology Committees of the American Petroleum Institute. Mr. McDonald was initially nominated to serve on our Board by SLB pursuant to a stockholders agreement that is no longer in effect. We believe Mr. McDonald’s extensive experience in the oilfield services industry qualifies him for service on our Board.

SIMON AYAT
Age: 69	Key Areas of Experience
Director Since: 2020 INDEPENDENT	•Corporate Finance/Capital Markets •Senior Management Experience (CEO/CFO) •Oilfield Services •Mergers & Acquisitions •Legal/Regulatory	•Corporate Governance •ESG •HR/Compensation •Investor Relations •Risk Management

Mr. Ayat served as Senior Strategic Advisor to the Chief Executive Officer for SLB from January 2020 until January 2022. From March 2007 until January 2020, he served as the Executive Vice President and Chief Financial Officer of SLB. Mr. Ayat has held several financial and operational positions in SLB, where he commenced his career in 1982. He was based in Paris, Houston and Dallas, as well as in the Middle East and Far East regions, serving as group treasurer, controller, Geomarket manager for Indonesia and drilling regional vice president for Asia Pacific. Mr. Ayat is also a member of the board of directors of Tenaris S.A., a manufacturer of pipes and related services for energy and industrial applications. He is a French and Lebanese citizen. Mr. Ayat was initially nominated to serve on our Board by SLB pursuant to a stockholders agreement that is no longer in effect. We believe Mr. Ayat’s extensive experience in the oilfield services industry and as the Chief Financial Officer of a publicly traded oilfield services company with international operations qualifies him for service on our Board.

GALE A. NORTON
Age: 69	Key Areas of Experience
Director Since: 2019 INDEPENDENT	•Legal/Regulatory •Corporate Governance	•ESG

Ms. Norton has been the President of Norton Regulatory Strategies, a consulting firm, since 2011. From 2007 to 2010, she served as General Counsel, Unconventional Oil, of Royal Dutch Shell, an international oil and natural gas company (“Shell”). Prior to joining Shell, Ms. Norton served as the Secretary of the Interior of the United States under President George W. Bush from 2001 until 2006 and as the Attorney General of the State of Colorado from 1991 until 1999. Ms. Norton is a director of American Transmission Company, a private company in the electric utility industry and she has been a Governance Fellow of the National Association of Corporate Directors. Ms. Norton holds Bachelor of Arts and Juris Doctorate degrees from the University of Denver. We believe that Ms. Norton’s experience as Attorney General of the State of Colorado and Secretary of the Interior of the United States qualifies her for service on our Board.

CARY D. STEINBECK
Age: 52	Key Areas of Experience
Director Since: 2018 INDEPENDENT	•Exploration and Production •Mergers & Acquisitions	•Corporate Finance/Capital Markets

Mr. Steinbeck has been a Managing Director at Shea Ventures, an investment firm, since October 2014. From 2007 to 2014, he served as a Managing Director at Oakmont Corporation, an investment firm. Mr. Steinbeck is a member of the board of directors of Liberty Resources LLC and served on the board of directors of Accretion Acquisition Corp. from October 2021 to December 2023. Mr. Steinbeck is a Chartered Financial Analyst® charterholder and has a Bachelor of Arts in Economics from the University of California, Santa Barbara, and a Master of Business Administration from the University of Southern California. We believe that Mr. Steinbeck’s experience in the private equity industry, energy sector investing experience, extensive board participation and understanding of financial markets provide valuable insights for our Company and qualify him for service on our Board.

THE BOARD AND ITS COMMITTEES

THE BOARD

Composition of the Board

Our Board consists of nine members separated into three classes of directors, each as equal in number as possible, with each class serving staggered three-year terms.

In evaluating director candidates, we, through the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), review the following criteria when assessing director candidates:

✓relevant skills, qualifications and experience;

✓independence under applicable standards;

✓qualifications to serve on Board committees and, as appropriate, serve as a committee chairperson;

✓business judgment;

✓service on boards of directors of other companies;

✓personal and professional integrity;

✓openness and willingness to work as part of a team;

✓willingness to commit the required time to serve as a Board member; and

✓familiarity with the Company and its industry.

Board Diversity and Summary of Director Core Skills

The diversity of experience and range of competencies, qualifications and viewpoints of each director on our Board embody key abilities that our Nominating and Governance Committee considers valuable to effective oversight of the Company. The Nominating and Governance Committee values diversity of thought in director candidates, and further believes that gender and ethnic diversity can be one way to accomplish diversity of thought while still maintaining a Board that is adequately qualified to discharge its duties. Presently:

✓two Board members are female; and

✓two additional Board members qualify as ethnically diverse.

We believe that our director nominees are able to provide a well-rounded set of expertise that will assist in effective oversight of management at the Company. The matrix below identifies the core skills, primary competencies and other attributes that each director brings forth in their service to our Board and committees. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience in general. The indicator merely represents a core skill that the director brings to our Board. Furthermore, each director possesses other competencies not identified below. We believe identifying primary skills is a more meaningful presentation of the key contributions and value that each director brings to their service on the Board and to our stockholders. For more information about each director, see the individual biographies set forth above.

	Ayat	Babcock	Dea	Kimble	McDonald	Norton	Robertson	Steinbeck	Wright
Exploration and Production			✓				✓	✓	✓
Technology/Cybersecurity		✓		✓	✓				✓
Corporate Finance/Capital Markets	✓						✓	✓
Senior Management Experience (CEO/CFO)	✓	✓	✓				✓		✓
Oilfield Services	✓	✓			✓				✓
Public Accounting				✓			✓
Mergers & Acquisitions	✓	✓	✓	✓			✓	✓	✓
Legal/Regulatory	✓			✓		✓
Corporate Governance	✓		✓	✓		✓
ESG	✓		✓			✓			✓
Marketing/Sales		✓			✓				✓
HR/Compensation	✓	✓	✓						✓
Investor Relations	✓		✓		✓		✓		✓
Risk Management	✓			✓			✓

Board Leadership Structure and Role in Risk Oversight

Our Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board (the “Chairman”). The Board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, our Chief Executive Officer serves as the Chairman, and William F. Kimble, a non-employee independent director, serves as our Lead Director. As Lead Director, Mr. Kimble serves as a liaison between the Chairman and the non-management directors and presides at executive sessions of the non-management directors and any other Board meetings at which the Chairman is not present, among other responsibilities. Our Board believes that this structure, combined with our corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of our business. The Chairman chairs the meetings of our Board and stockholders, with input from the Lead Director, and as such, our Board believes that a person with comprehensive knowledge of the Company is in the best position to serve the role of Chairman.

Our Board believes its administration of its risk oversight function has not affected its leadership structure. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted by the Board, which has responsibility for general oversight of risks, but the Audit Committee of the Board (the “Audit Committee”) assists the Board in fulfilling such oversight responsibilities. Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducted a specific strategic session during the year that included a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews risks with the Board at regular Board meetings as part of management presentations that focus on the Company’s overall operations and presents the steps taken by management to mitigate or eliminate such risks.

The Board does not have a standing risk management committee, but rather administers this oversight function through the Audit Committee and the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling such oversight responsibilities by overseeing our major risk exposures, including significant financial, information technology, and cybersecurity risks, and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.

Our Board periodically reviews its governance and committee structure to ensure that it continues to meet the Company’s needs.

Director Independence and Family Relationships

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

The Board has assessed the independence of each non-employee director under the independence standards of the NYSE. The Board has determined that each of Messrs. Ayat, Babcock, Dea, Kimble, McDonald and Steinbeck and Ms. Norton is considered independent under the NYSE rules. In connection with its assessment of the independence of each non-employee director, the Board also determined that Messrs. Ayat, Babcock, Dea, Kimble, McDonald and Steinbeck and Ms. Norton are independent as defined in Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the standards set forth by the NYSE applicable to members of the Audit Committee. Furthermore, none of our directors or officers have any family relationship with any director or other officers. “Family relationship” for this purpose means any relationship by blood, marriage or adoption, not more remote than first cousin.

BOARD COMMITTEES

Overview

Our Board has established an Audit Committee, a Compensation Committee of the Board (the “Compensation Committee”) and a Nominating and Governance Committee as further detailed herein. The below chart sets forth the members and chairperson of each Board committee.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
William F. Kimble	*		•
Cary D. Steinbeck	•	•
Peter A. Dea		*	•
Ken Babcock		•
Gale A. Norton	•		*
Simon Ayat	•
James R. McDonald		•

* Chairperson • Member

Audit Committee

Rules implemented by the NYSE and the SEC require us to have an Audit Committee comprised of at least three (3) directors who meet the independence and experience standards established by the NYSE and the Exchange Act. Our Audit Committee currently consists of four (4) directors, all of whom are independent under the rules of the SEC and the standards set forth by the NYSE applicable to members of an Audit Committee. Messrs. Ayat, Kimble and Steinbeck and Ms. Norton are the members of our Audit Committee with Mr. Kimble serving as the chairperson. Each member of our Audit Committee is financially literate, and our Board has determined that Mr. Kimble qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. The general purpose of our Audit Committee is to assist the Board in oversight responsibilities regarding the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, performance of the independent registered public accounting firm engaged by the Company and the effectiveness of the Company’s internal audit functions. The Audit Committee is also responsible for oversight of the Company’s information technology and cybersecurity risks. The Audit Committee operates under an Audit Committee charter that defines the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE. A current copy of the Audit Committee charter can be found on our website, www.libertyenergy.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents.”

Compensation Committee

Our Compensation Committee currently consists of four (4) directors: Messrs. Dea, Babcock, McDonald, and Steinbeck with Mr. Dea serving as the chairperson. Our Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees. Our Compensation Committee also assists the Board with the administration and oversight of our incentive compensation and benefit plans, our incentive compensation recovery policy, and our stock ownership guidelines. The Compensation Committee has the authority to delegate to its chairperson or any one of its members the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. The Compensation Committee operates under a Compensation Committee charter that defines the committee’s primary duties. A current copy of the Compensation Committee charter can be found on our website, www.libertyenergy.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents.”

The Board has determined that all directors on the Compensation Committee are independent under the standards set forth by the NYSE.

Nominating and Governance Committee

Our Nominating and Governance Committee currently consists of three (3) directors: Ms. Norton and Messrs. Kimble and Dea with Ms. Norton serving as the chairperson. The Nominating and Governance Committee operates under a Nominating and Governance Committee charter that defines the committee’s primary duties. A current copy of the Nominating and Governance Committee charter can be found on our website, www.libertyenergy.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents.”

Our Nominating and Governance Committee oversees our corporate governance framework, including identifying, evaluating and recommending qualified nominees to serve on our Board. Our Nominating and Governance Committee also develops and oversees our corporate governance processes, including the annual performance evaluation of the Board and its committees, and of senior management, evaluating director independence, and develops, reviews and recommends to the Board any changes to our Corporate Governance Guidelines and other applicable governance policies.

The Board and the Nominating and Governance Committee believe the skills, qualities, attributes, and experience of our directors provide our Company with business acumen and a diverse range of perspectives to effectively address our evolving needs and represent the best interests of our stockholders.

When identifying director nominees, the Nominating and Governance Committee considers and reviews the following criteria: the candidate’s relevant skills, qualifications and experience; independence under applicable standards; qualifications to serve on Board committees and, as appropriate, serve as a committee chairperson; business judgement; service on boards of directors of other companies; personal and professional integrity; openness and ability to work as part of a team; willingness to commit to the required time to serve as a member of the Board; and familiarity with the Company and its industry. Additionally, when considering the recommendation to the Board that an existing director be nominated for election at the annual meeting of stockholders, the Nominating and Governance Committee will consider and review: the past Board and committee meeting attendance and performance, the length of Board service, the personal and professional integrity, the relevant experience, skills, qualifications and contributions that the existing director brings to the Board and their independence under the applicable standards.

The Nominating and Governance Committee will consider suggestions from any source, particularly from stockholders, regarding possible candidates for director; provided, however, that in order for such stockholder recommendation to be considered, the recommendations must comply with the procedures outlined under “Stockholder Proposals” below.

The Board has determined that all directors on the Nominating and Governance Committee are independent under the standards set forth by the NYSE.

MEETING ATTENDANCE OF THE BOARD AND BOARD COMMITTEES

During 2023, the Board and its committees regularly met on a set schedule as set forth in the following table. Additionally, the Board and its committees acted by written consent from time to time, as appropriate. The Board held one special meeting and its committees held no special meetings during 2023.

	Regularly Scheduled Meetings	Special Meetings	Total Meetings
Board of Directors	5	1	6
Audit Committee	7	0	7
Compensation Committee	4	0	4
Nominating and Governance Committee	2	0	2

At each Board meeting, time is reserved for the independent directors to meet in executive session without the Chief Executive Officer present. Furthermore, executive officers regularly attend Board meetings to present information to our Board on our business and strategy. From time to time between meetings, Board and committee members confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with such consultants on behalf of the relevant committee.

Each director participated, whether in person or by telephone or videoconference, in at least seventy-five percent (75%) of all meetings of the Board and the committees of which such director is a member. There is no formal policy as to director attendance at the Annual Meeting, but our corporate governance guidelines encourage directors to attend. All members of our Board attended last year’s annual stockholder meeting.

ESG FOCUSED

We support all energy sources that improve our energy system and better lives. We passionately work to better the process of bringing hydrocarbons to the surface in a clean, safe and efficient fashion and view these principles as foundational to our business. We focus on developing and adding technologies to our operations that assist our customers in implementing their goals. The list below sets forth specific examples of our efforts in this regard:

♦In 2013, we introduced Tier II dual-fuel technology to our fleets which allows our frac pumps to use natural gas in place of some diesel fuel to lower particulate emissions.

♦In 2014, we began the use of containerized sand delivery at frac locations, which reduces dust, noise and truck traffic.

♦In 2016, we introduced Quiet Fleet® technology, which significantly reduces noise levels associated with frac operations.

♦In 2018, we began a partnership with an equipment supplier to introduce Tier IV dynamic gas blending, or DGB, engines to our frac fleet that can substitute up to 80% of the diesel typically used by a frac pump with natural gas and significantly lower emission levels in frac operations. Tier IV DGB engines were added to our fleet in 2020.

♦In 2018, we began the design and development of digiFracSM, our innovative, purpose-built electric frac pump that has approximately a 25% lower CO2e emission profile than the Tier IV DGB. In 2021, we announced the successful test of digiFrac and in 2022 commenced delivery of commercial pumps.

♦In October 2021, we acquired PropX, a provider of last-mile proppant delivery solutions including proppant handling equipment and logistics software. PropX offers innovative, environmentally friendly technology with optimized dry and wet sand containers and wellsite proppant handling equipment that drive logistics efficiency and reduce noise and emissions.

♦In 2022, we began the design and development of digiPrimeSM, the first hybrid pump technology, utilizing direct mechanical drive for the pumps while simultaneously generating power capable of electrifying supporting equipment at the well site. These pumps have a lower CO2e emissions profile than digiFrac.

♦In September 2022, we announced our investment in Natron Energy (“Natron”) as we plan to collaborate with Natron to introduce sodium-ion batteries as an energy storage solution to provide uninterruptible backup power for our digiFrac electric frac pumps. Natron’s sodium-ion batteries are expected to be used to maximize uptime and optimize generator utilization ensuring a lower emissions footprint for onsite power generation.

♦In 2023, we launched Liberty Power Innovations LLC, an integrated alternative fuel and power solutions provider for remote applications, and acquired Siren Energy & Logistics, LLC, a Permian focused integrated natural gas compression and compressed natural gas delivery business. We believe that the shift in fuel consumption from diesel to cleaner natural gas has the potential to promote emissions reductions in the industry.

♦In 2023, we commenced deployment of digiFleetsSM, comprised of digiFrac and digiPrime pump technology along with other complementary equipment from our digiTechnologiesSM suite.

♦In January 2024, we established the Bettering Human Lives Foundation, a non-profit organization dedicated to improving the well-being of communities worldwide with an early focus on promoting clean cooking solutions.

♦In February 2024, we released the third edition of our Bettering Human Lives report, emphasizing energy’s central role in human lives. The report has been updated to include real-world case studies and is now segmented into six sections: Energy, Energy and the Modern World, Energy Poverty, Climate Change, Climate Economics, and an in-depth section on Liberty Energy.

Furthermore, we are continuously committed to engagement in our communities. We provide K-12 scholarships to low-income children through ACE (Alliance for Choice in Education) and we have launched a Liberty Scholars program at Montana Technological University to enable lower income students to obtain a college education. In total, over 140 students received Liberty scholarships across the US and Canada in 2023. In addition to our educational initiatives, we have other efforts targeting veterans, poverty abatement, low-income housing, criminal justice reform and job opportunities for those who had a disadvantaged start in life. To double our impact and encourage our employees to get involved in their communities, we launched Love, Liberty, our corporate matching program in 2021. In 2023, Liberty processed over 100 match requests to nearly 50 different organizations, totaling nearly $30,000 in matching contributions.

CORPORATE CODE OF BUSINESS CONDUCT AND ETHICS

Our Board has adopted a Corporate Code of Business Conduct and Ethics (the “Ethics Code”) applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of the Ethics Code may be made only by our Board or a Board committee and will be promptly disclosed as required by applicable SEC laws and the corporate governance rules of the NYSE. A current copy of the Ethics Code can be found on our website, www.libertyenergy.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents,” and is available in print to any stockholder who requests it. We intend to post any waiver of our Ethics Code or substantive amendments to the Ethics Code to our website.

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”) in accordance with the corporate governance rules of the NYSE that serve as a framework within which our Board and committees operate. These guidelines cover matters including, but not limited to, the composition of our Board, Board membership criteria and qualifications, director responsibilities, meetings of the Board and non-management directors, Board committees, director access to management and independent advisors, director compensation, and evaluation of management and management succession planning. A current copy of our Governance Guidelines can be found on our website, www.libertyenergy.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents,” and is available in print to any stockholder who requests it.

DIRECTOR RESIGNATION POLICY

Our director resignation policy is set forth within our Corporate Governance Guidelines. To be elected, director nominees must receive a plurality of the votes cast by the holders of the shares entitled to vote in the election of directors at the Annual Meeting. However, in an uncontested election, any director nominee who receives a Majority Withheld Vote is required to tender his or her resignation to the Chair of the Nominating and Governance Committee within seven days following certification of the stockholder vote. The Nominating and Governance Committee must recommend to the Board whether to accept the resignation offer within 60 days of receiving the offer of resignation. The Board is required to consider and act on the recommendation within 30 days following receipt of the recommendation.

COMPENSATION RECOVERY POLICY

On October 17, 2023, our Board adopted a Compensation Recovery Policy (the “Recovery Policy”) pursuant to the Exchange Act and NYSE rules. Our Recovery Policy provides that incentive-based compensation paid to our current and former executive officers may be recovered in the event of a restatement of our financial results. In connection with any such restatement, the Compensation Committee may seek recovery of any erroneously awarded incentive compensation paid within a three-year lookback period, including payments under the annual cash incentive program and payments and grants under the long-term incentive plan, by reimbursement, cancellation, forfeiture, and/or offset.

COMMUNICATION WITH THE BOARD

The Board welcomes communications from the Company’s stockholders and other interested parties. Stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman or any other director to:

Liberty Energy Inc.
c/o Corporate Secretary
950 17th Street, Suite 2400
Denver, Colorado 80202

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Company’s Corporate Secretary or other officer as designated by the Board, will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s Corporate Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth above. During 2023, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company as of February 21, 2024.

Name	Age	Position(s)
Christopher A. Wright	59	Chairman of the Board and Chief Executive Officer
Michael Stock	62	Chief Financial Officer and Treasurer
Ron Gusek	52	President
R. Sean Elliott	49	Chief Legal Officer and Corporate Secretary
Ryan T. Gosney	50	Chief Accounting Officer

Christopher Wright – Chairman of the Board and Chief Executive Officer. See “Proposal 1 – Election of Directors – Nominees for Election as Class II Directors to a Three-Year Term Expiring at the 2027 Annual Meeting of Stockholders” above for information regarding Mr. Wright.

Michael Stock – Chief Financial Officer and Treasurer. Michael Stock has served as our Chief Financial Officer since December 2016, our Treasurer since March 2018 and as the Chief Financial Officer of our predecessor company from April 2012 until our IPO. Mr. Stock served as a director of the Company from December 2016 up until January 2018 and resigned upon completion of our IPO. From 2009 to 2012, he was employed by TAS Energy Inc., an industrial energy technology company. During his tenure, he served as Chief Financial Officer and was a key part of the raising of equity from leading investment groups including Kleiner Perkins, Element Partners, Natural Gas Partners and Credit Suisse. From 1997 to 2009, Mr. Stock served as Chief Financial Officer for Pinnacle Technologies.

Ron Gusek – President. Ron Gusek has served as our President since December 2016 and as the President of our predecessor company from November 2016 until the IPO. Mr. Gusek served as the Vice President of Technology and Development of our predecessor company, from 2014 until his promotion to President. From 2011 to 2014, Mr. Gusek served as Vice President, Corporate Engineering and Technology of Sanjel Corporation, a global energy service company. Prior to joining Sanjel Corporation, from 2009 to 2011, Mr. Gusek was Director of Engineering for Zodiac Exploration, an oil and natural gas exploration and production company working in the central San Joaquin valley in California. From 2003 to 2008, Mr. Gusek was the Canadian Regional Manager of Pinnacle Technologies. Mr. Gusek has a Bachelor of Science in Mechanical Engineering from the University of Alberta.

R. Sean Elliott – Chief Legal Officer and Corporate Secretary. Sean Elliott served as our Vice President and General Counsel from March 2017 to January 2023, as our Corporate Secretary since 2018 and was appointed Chief Legal Officer in January 2023. Between September 2016 and March 2017, Mr. Elliott worked as Assistant General Counsel at USAA Real Estate Company, a real estate investment firm. Between June 2015 and September 2016, Mr. Elliott served as Counsel at Haynes and Boone, LLP, an international corporate law firm. Between November 2007 and May 2015, Mr. Elliott served as Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of CARBO Ceramics Inc., an oilfield services production enhancement company. Mr. Elliott has a Bachelor of Arts in Economics and Business Administration from Austin College and a Doctor in Jurisprudence degree from the University of Texas at Austin.

Ryan T. Gosney – Chief Accounting Officer. Ryan Gosney has been our Chief Accounting Officer since March 2017. Between July 2016 and February 2017, Mr. Gosney served as the Chief Accounting Officer of Vantage Energy Inc. (“Vantage”), an oil and gas exploration and production company. Prior to joining Vantage, Mr. Gosney served as Chief Financial Officer for Dorado E&P Partners, LLC, an oil and gas company, from January 2012 to January 2016. Mr. Gosney began his career as an auditor with Arthur Andersen, LLP in September 1995 where he served in increasing roles of responsibility up to Audit Manager until June 2002. Mr. Gosney has also served as Controller for Patina Oil & Gas Corporation from October 2002 to October 2005 and Delta Petroleum Corporation from October 2005 to January 2012. Mr. Gosney has a Bachelor of Business Administration from Texas Christian University.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis provides information about our rationale and policies with regard to the compensation of our principal executive officer, principal financial officer and our three other most highly-compensated executive officers (our “Named Executive Officers” or “NEOs”) for 2023 and is intended to provide investors with the material information necessary for understanding our compensation policies and decisions regarding our Named Executive Officers as well as providing context for the tabular disclosure provided in the executive compensation tables below. Our Named Executive Officers for 2023 include:

Name	Title
Christopher A. Wright	Chairman of the Board and Chief Executive Officer
Michael Stock	Chief Financial Officer and Treasurer
Ron Gusek	President
R. Sean Elliott	Chief Legal Officer and Corporate Secretary
Ryan T. Gosney	Chief Accounting Officer

2023 Compensation Overview

The Compensation Committee recommended, and the Board approved, the following compensation-related actions for our Named Executive Officers for fiscal year 2023, further detailed below:

•Base Salaries: The 2023 base salaries for each Named Executive Officer other than Messrs. Stock and Wright were increased in response to marketplace pay increases.

•Annual Incentive Awards: The bonus target criteria for annual incentive awards was the same used in 2022 based on the achievement of specific Company performance objectives.

•Long-Term Incentive Compensation: The long-term incentive compensation included both time-based awards, vesting ratably over a three-year period, and performance-based awards, with three-year cliff vesting.

2023 Say on Pay

At our 2023 annual meeting of stockholders, our stockholders were asked to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as reported in our 2023 proxy statement (“Say on Pay”). In 2023, our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with over 98% of the votes cast in favor of such practices. The Compensation Committee and the Board viewed the results of the Say on Pay vote and, given the strong stockholder support for the compensation of our Named Executive Officers in 2023, believe that no significant changes to our compensation program were warranted as a result of this vote. As discussed in more detail in “Proposal 2: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers,” the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve the compensation of our Named Executive Officers, as described below.

Compensation Best Practices

The Company’s compensation program has been designed to support a strong governance model. Key elements of the program in support of this objective are set forth in the chart below:

	What We Do		What We Don’t Do
✓	Determine annual incentive compensation with the majority of the potential payment based upon the achievement of pre-established performance goals	x	No excise tax gross ups
		x	No single-trigger severance
		x	No excessive perquisites
✓	Generally target the market median for total compensation	x	No short-term or speculative trading of Company stock
✓	Use an independent compensation consultant	x	No re-pricing of incentive awards
✓	Hold regular executive sessions of the Compensation Committee without management present	x x	No supplemental retirement plans No guaranteed bonuses or uncapped incentives
✓	Base a portion of the long-term incentives upon our performance relative to peers
✓	Apply Stock Ownership Guidelines for executive officers and most Board members
✓	Manage incentive compensation overpayment risk through compensation recovery/clawback policy

Process for Setting Compensation and Role of Compensation Consultant

At the beginning of each year, the Compensation Committee engages an independent executive compensation consulting firm in order to provide independent and objective market compensation data, conduct compensation analysis, recommend plan design changes and advise on compensation related risks. The Compensation Consultant (as defined below) acts solely on behalf of the Compensation Committee and not on behalf of the Company’s management team. During 2023, the Compensation Committee engaged NFP Compensation Consulting as such compensation consultant (the “Compensation Consultant”). The Compensation Consultant compiles compensation surveys for review by the Compensation Committee and management. After review of the Compensation Consultant’s surveys, management provides recommendations of compensation for our Named Executive Officers to the Compensation Committee. Such recommendations are generally based upon the guidance of the Compensation Consultant and the performance of our management as a team. The Compensation Committee then reviews management’s recommendation with the ability to ask questions of both management and the Compensation Consultant and may conduct an executive session as needed to discuss compensation. Previously, the Compensation Committee and Board collectively have had the final authority to make all decisions regarding compensation. In January 2022, the Board approved amendments to the Compensation Committee charter that authorize the Compensation Committee to make recurring and other compensation decisions without separate Board approval, providing the Compensation Committee with additional autonomy.

The Compensation Consultant also assists the Compensation Committee with the determination of our Peer Group, as defined and described below, and design of our annual incentive program and long-term incentive awards. Using the independence factors established by the SEC and the NYSE, the Compensation Committee determined that the Compensation Consultant’s work did not raise any conflicts of interest, and they are considered an independent consulting firm.

Competitive Market Position and Peer Group

To further emphasize the alignment between Company performance and executive pay and to ensure compensation is competitive, for 2023 the Compensation Committee generally targeted the 50th percentile for total compensation (base salary and short-term and long-term incentives) for the named executive officers as a group, as reflected by various sources of compensation data (collectively, “Market Data”). The Market Data provided to the Compensation Committee by the Compensation Consultant includes compensation information from our Peer Group as well as other broad-based compensation survey sources selected by the Compensation Consultant. Although the Compensation Committee used the Market Data to inform its decisions regarding the form and amount of compensation provided to our Named Executive Officers in 2023, the Compensation Committee also considered other factors such that the compensation provided to our Named Executive Officers is not exclusively reflective of the Market Data.

For purposes of setting 2023 compensation, the peer group companies (our “Peer Group”) used by the Compensation Consultant and the Compensation Committee included the following companies:

NOV Inc.	Flowserve Corporation
Weatherford International plc	Helmerich & Payne, Inc.
Patterson-UTI Energy, Inc.	ChampionX Corporation
NexTier Oilfield Solutions Inc.	Valaris Limited
Cactus, Inc.	Oceaneering International, Inc.
Gates Industrial Corporation plc

Our Peer Group was selected based on companies that broadly represent related drilling, oilfield services and manufacturing businesses and are of reasonably comparable size to the Company based on revenue, market capitalization and other financial metrics. While some of these companies have different revenues or market capitalizations, these companies represent the market in which we most directly compete for qualified professionals. As a whole, our Peer Group reflects companies with related operations, of reasonably similar size, and with which we compete for talent.

Objectives of Compensation

The goal of the Company’s compensation program is to help attract and retain qualified executive talent and to strengthen the alignment between executives and stockholders’ interests, enhancing stockholder value. To achieve this goal, the Compensation Committee’s decisions are guided by the following principles: provide a competitive compensation package; relate compensation to the performance of the Company and the individual; and align employee objectives with the objectives of stockholders by encouraging executive stock ownership.

In order to achieve these objectives, the Compensation Committee has created a compensation package that combines fixed and variable cash compensation with equity-based compensation. The Company’s compensation program for executive officers consists of the following items:

*base salary;

*performance-based annual incentive payments under the Company’s Long-Term Incentive Plan (“LTIP”), which in 2023 were based upon the Company’s adjusted pre-tax earnings per share (“Adjusted Pre-Tax EPS”), return on capital employed (“ROCE”), the Company’s adjusted ROCE (ROCE revised to a standardized calculation as described herein) (“Adjusted ROCE”) as compared to the Adjusted ROCE of a peer group of companies (such comparison, “Comparative ROCE”) and personal performance;

*long-term equity awards under our LTIP, consisting of both time-based and performance-based restricted stock units; and

*matching contributions under the Liberty Oilfield Services 401(k) Savings Plan.

The Compensation Committee structures executive total direct compensation to emphasize performance through the annual incentive program and long-term incentives. The Compensation Committee believes that the compensation mix should strike a balance promoting long-term returns without motivating or rewarding excessive or inappropriate risk-taking.

Elements of Compensation

2023 Pay Mix

Our compensation program is designed so that the higher an executive’s position in the Company, the greater the percentage of compensation is contingent on the Company’s performance. The Company believes that having a significant portion of our Named Executive Officers’ compensation at risk better aligns their interests with the long-term interests of the Company and its stockholders. A majority of our Named Executive Officers total target direct compensation for fiscal year 2023 was variable, at approximately 88% for our Chief Executive Officer and averaging 81% for our other Named Executive Officers. The following charts illustrate the total target mix of direct compensation for our Named Executive Officers for fiscal year 2023.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation for performing specific job duties and functions. In January 2023, the Compensation Committee approved a raise to Named Executive Officer base salaries effective February 2023. Base salary raises were recommended by the Compensation Consultant, but the 5% increase was lower than the Compensation Consultant believed would be used at comparable companies in 2023. Nevertheless, the Named Executive Officers requested that the raise be left at 5% in order to better align with raises that would be offered to other employees of the Company. Specifically, the annualized base salaries for each Named Executive Officer are as follows for 2023:

Name	2023 Base Salary	Increase over 2022 Base Salary
Christopher A. Wright	$643,000	5%
Michael Stock	$428,000	5%
Ron Gusek	$473,000	5%
R. Sean Elliott	$420,000	5%
Ryan T. Gosney	$315,000	5%

Annual Incentive Award

In 2023, based on the analysis provided by the Compensation Consultant and the recommendation of the Compensation Committee, the Board established performance metrics and hurdles for our 2023 annual incentive awards that are focused on the results of adjusted Pre-Tax EPS, ROCE and Comparative ROCE. The Compensation Consultant recommended, and the Compensation Committee approved, maintaining an element of discretion in the annual incentive for our Named Executive Officers in order to provide the Compensation Committee the flexibility to respond to specific events that are relevant to each Named Executive Officer’s performance during the year. No payout percentage would be earned for a metric if the actual Company performance of that metric was below the threshold level set for that metric below. Payouts for performance between threshold, target and maximum would have been calculated using straight line interpolation. The overall payout amount for each Named Executive Officer is capped at 200% of each Named Executive Officer’s target incentive award. The performance metrics, their related thresholds and weightings and actual performance for the year ended December 31, 2023 are set forth in the table below:

Performance Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance	Earned Payout Percentage of Annual Incentive Award
Adjusted Pre-Tax EPS(1)	25%	$1.09	$4.71	$6.52	$4.44	96.3%
ROCE(2)	25%	13%	46%	60%	42.8%	95.1%
Comparative ROCE(3)	30%	See Comparative ROCE Chart below			1 of 10(4)	200%
Discretionary	20%	N/A	N/A	N/A	30%	30%

(1)Adjusted Pre-Tax EPS is equal to the Company’s 2023 Adjusted EBITDA (calculated as presented in the Company’s Annual Report on Form 10-K), minus interest expense, depreciation and amortization, divided by basic weighted average shares outstanding for 2023.

(2)ROCE is equal to the Company’s 2023 Adjusted EBITDA (calculated as presented in the Company’s Annual Report on Form 10-K), minus depreciation and amortization, divided by the simple average of capital (debt and equity) employed at December 31, 2023 and 2022.

(3)Comparative ROCE is determined by comparing the Company’s Adjusted ROCE, which is equal to the Company’s 2023 income before taxes and loss (gain) on remeasurement of liability under tax receivable agreements, plus interest expense and stock-based compensation expense, and ranking it against the Adjusted ROCE of the 2023 peer group, as further detailed below.

(4)Comparative ROCE Peer Group data estimated on a consistent basis with Company and based on public data as of February 28, 2024.

In 2023, our Named Executive Officers continued to work and build on the success achieved in 2022, after recovering from the challenges experienced in 2020 and 2021 due to the COVID-19 pandemic and the integration of the Schlumberger acquisition. The Company achieved record levels of revenue, net income and Adjusted EBITDA in 2023, despite softening market conditions in the second half of 2023. In the view of the Compensation Committee, the Company faced these softening conditions better than several of its competitors. Given these facts and the rate of performance in 2023 on Adjusted Pre-Tax EPS, ROCE and Comparative ROCE financial metrics, the Compensation Committee approved a 30% payout on the 2023 discretionary incentive opportunity for all Named Executive Officers. The same rate of payout on the discretionary portion was awarded for each executive officer to recognize the collaborative team effort utilized to obtain these results.

The target incentive for each Named Executive Officer and the 2023 annual incentive payout for each Named Executive Officer is set forth below. Target incentive levels were increased in 2023 from 8 to 20% depending on the individual officer in order to better align targeted total cash compensation with the 50th percentile of the Peer Group.

Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive ($)	Performance Achievement Level (% of Target)	Actual 2023 Annual Incentive Payout
Christopher A. Wright	155.5%	$1,000,000	137.9%	$1,378,500
Michael Stock	135.5%	$580,000	137.9%	$799,530
Ron Gusek	133.2%	$630,000	137.9%	$868,455
R. Sean Elliott	107.1%	$450,000	137.9%	$620,325
Ryan T. Gosney	111.1%	$350,000	137.9%	$482,475

Comparative ROCE is determined by comparing and ranking the Company’s Adjusted ROCE against the Adjusted ROCEs of a group of peer companies (such peer group, the “ROCE Peer Group”). Our Adjusted ROCE and the ROCE Peer Group Adjusted ROCEs for a calendar year are calculated and then ranked in order of highest to lowest, with the highest Adjusted ROCE being ranked 1 of 10, and the lowest Adjusted ROCE ranked 10 of 10. The amount of the target award paid for this metric is then based on our numerical ranking against the ROCE Peer Group as follows, with the use of linear interpolation to determine the exact amount of payout (the “ROCE Ranking Matrix”):

Comparative ROCE
Ranking of Company Adjusted ROCE against ROCE Peer Group	Payout Percentage of Target Award
1 of 10	200%
2 of 10	175%
3 of 10	150%
4 of 10	125%
5 of 10	100%
6 of 10	75%
7 of 10	50%
8 of 10	0%
9 of 10	0%
10 of 10	0%

The ROCE Peer Group is reviewed and set each year, provided that the Compensation Committee reserves the right to recommend, and the Board to make, substitutions and revisions to the ROCE Peer Group throughout the year. While some companies in the ROCE Peer Group may overlap with companies in Peer Group, the focus of the ROCE Peer Group is to provide a metric by which the effectiveness of capital deployment can be measured. Accordingly, the ROCE Peer Group focuses more particularly on other companies that have capital needs that are similar to those of the Company. The Peer Group tends to focus and include companies based on the relative size of the peers based on metrics such as revenue and market capitalization. The ROCE Peer Group also utilizes the S&P 500 to provide a broader measure of the effectiveness of deployment of capital across various industries. The 2023 ROCE Peer Group consists of the following companies and indices. Initially, the Compensation Committee included NexTier Oilfield Solutions Inc. in the 2023 ROCE Peer Group. Given the merger of NexTier into Patterson-UTI Energy Inc. in the second half of 2023 and in accordance with the terms established for the Annual Incentive Program, the Compensation Committee replaced NexTier with the PHLX Oil Service Sector Index (“OSX”) in October 2023. Similar to the rationale for using the S&P 500, the Committee believes that that the OSX index also provides a broad measure of the effectiveness of the deployment of capital across the oilfield services industry.

Helmerich & Payne, Inc.	OSX Index
Oil States International, Inc.	Patterson-UTI Energy, Inc.
ProPetro Holding Corp.	RPC, Inc.
S&P 500 Index	Nine Energy Service, Inc.
Halliburton Company

Our Company Adjusted ROCE for 2023 was 42.8%, which ranked 1 of 10 against the ROCE Peer Group for 2023 based on public data as of February 28, 2024, resulting in a weighted payout percentage for the Comparative ROCE component of the annual incentive award equal to 200.0%.

Long-Term Incentive Compensation

We maintain the LTIP in order to incentivize individuals providing services to us or our affiliates. In 2023, following recommendations by the Compensation Consultant and our Compensation Committee, our Board granted both time-based and performance-based restricted stock units (“RSUs”), each which represent the right to receive shares of our Class A Common Stock following the applicable vesting period. The Compensation Committee has considered the use of other forms of equity awards, including restricted stock and stock options, and ultimately determined to use RSUs given that they have a less dilutive effect than stock options and do not require the issuance of actual shares of Class A Common Stock unless and until vesting conditions are met. For 2023, the grant date value of RSUs for the Named Executive Officers as a group was initially set at approximately the 50th percentile based on Market Data. The Compensation Committee and our Board determined that a combination of time-based and a performance-based vesting approach was appropriate given the Company’s desire to provide our Named Executive Officers with a long-term retention-focused award that also aligns the interests of our Named Executive Officers with those of our stockholders while at the same time furthering the Company’s pay-for-performance philosophy.

For 2023, one-half of the RSUs awarded to Messrs. Wright, Stock and Gusek vest ratably over a three-year period, and one-half vests at the end of a three-year performance period based on the Company’s performance against a ROCE Peer Group. Messrs. Elliott and Gosney received RSU awards with similar time and performance-based vesting conditions for 2023, except that 67% of these awards were time-based, and 33% were performance-based.

Performance-based RSUs provide the Named Executive Officer the right to receive an amount ranging from 0% to 200% of the target performance-based RSUs granted based on the Company’s Comparative ROCE performance during the three-year performance period, subject to the continued employment of the Named Executive Officer. To determine the Company’s Comparative ROCE, Adjusted ROCE will be calculated for the Company and each entity in the ROCE Peer Group, as described above under “Elements of Compensation—Annual Incentive Award,” for each applicable year. After the end of the three-year performance period, the Adjusted ROCE calculations of each entity for each year shall be averaged in order to obtain an average Adjusted ROCE calculation for the entire three-year period. The entities in the ROCE Peer Group will be arranged (highest to lowest) by their averaged Adjusted ROCE, excluding the Company. The Company’s percentile rank will be interpolated between the entity with the next highest average Adjusted ROCE and the entity with the next lowest average Adjusted ROCE. The Company’s percentile rank will then be used to determine the payout percentage of the target performance-based RSU by using the ROCE Ranking Matrix set forth above. The chart below shows the Company’s Comparative ROCE rank for 2021, 2022, and 2023, resulting in an award payout of 178% of target for the performance-based RSUs that were awarded to Named Executive Officers in January 2021 and vest on April 1, 2024:

Year	Company Adjusted ROCE Percentage	Ranking of Company Adjusted ROCE against ROCE Peer Group
2021	-11.7%	9 of 10
2022	34.0%	3 of 10
2023	42.9%	1 of 10
3-year average	21.8%	2 of 10

Employment, Severance and Change in Control Agreements

The Company has entered into a change in control agreement with each of Mr. Elliott and Mr. Gosney (the “Change in Control Agreements”). No such change of control agreements have been entered into with the Company’s other Named Executive Officers, as the value of the vested equity interests in the Company that such officers acquired prior to the time of the IPO would likely provide adequate benefits in the event of a change in control transaction.

Each Change in Control Agreement provides severance benefits in the event the executive officer’s employment is terminated without cause or the executive officer resigns for good reason within 18 months following a change in control, as described in more detail below under “Potential Payments Upon Termination or Change in Control—Change in Control Agreements.” The benefits provided to the executive officer in the Change in Control Agreements were primarily based on the recommendation of the Compensation Consultant and Peer Group median data provided at the time the Change in Control Agreements were executed.

We have not entered into any other employment, severance or change in control agreements with any of our Named Executive Officers.

Other Compensation Elements

401(k) Plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) under which employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account under the Liberty Oilfield Services 401(k) Savings Plan. We provide matching contributions at a rate of $1.00 for each $1.00 of employee contribution, subject to a cap of the lower of (i) 6% of the employee’s salary and (ii) the applicable contribution limits under the Code.

Pension and Nonqualified Deferred Compensation. We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan.

Perquisites and Other Benefits. We provide limited perquisites to our Named Executive Officers. For example, none of our Named Executive Officers receive car allowances.

Anti-Hedging and Pledging Policy. Our Insider Trading Policy (the “Insider Trading Policy”) generally prohibits our directors, employees and officers from hedging and pledging of Company securities by providing that hedging or monetization transactions, whether direct or indirect, involving the Company’s securities and the pledging of Company securities as collateral are prohibited. Short term exceptions to this prohibition (such as temporary margin loans) may be granted depending on specific facts and circumstances. Any exceptions to the Insider Trading Policy for our directors and officers must be granted by our Audit Committee and will be periodically communicated to the Board. The Insider Trading Policy also prohibits transactions involving Company-based derivative securities.

Stock Ownership Guidelines. We have implemented stock ownership guidelines for our executive officers and our directors who receive compensation from us for Board service to foster equity ownership and align interests with our stockholders. Within five years of the later of (a) the date of becoming an executive officer and (b) October 18, 2022, our Chief Executive Officer is expected to own a number of shares equal to six times of his base salary and all other executive officers are expected to own a number of shares equal to two times their base salary. Similarly, within five years of the later of (a) the date a compensated director commences service with the Company in such position and (b) October 18, 2022, our compensated directors are expected to own a number of shares equal to five times their annual Board cash retainer. Shares that are owned directly, indirectly (such as through a 401(k) plan or family trust) and shares issuable upon settlement of restricted stock units (including the target number of shares to be issued under performance-based units) count towards meeting these ownership requirements. In the event that an executive officer or compensated director fails to comply with these ownership guidelines following the end of the applicable transition period and subject to certain exceptions, they are expected to retain not less than 50% of the number of shares issued to him or her under our LTIP or similar future equity compensation plans, net of the number of shares applied to the payment of taxes on such awards. Each of our executive officers and compensated directors was within the transition period provided for in the stock ownership guidelines as of the Record Date; however as of the Record Date all of our executive officers and directors were in compliance with these guidelines even without the benefit of the transition period.

Risk Assessment

The Compensation Committee reviewed our employee compensation practices and policies and determined that such policies do not encourage excessive or unnecessary risk-taking and are not likely to have a material adverse effect on the Company. Furthermore, the Board and Compensation Committee recently adopted our compensation recovery policy to further enhance integrity and accountability in relation to the Company’s compensation philosophy.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion & Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation Committee of the Board of Directors:

Peter A. Dea, Chairman
Ken Babcock, Member
James McDonald, Member
Cary D. Steinbeck, Member

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to Principal Executive Officer (“PEO”) and our other Named Executive Officers for the fiscal years ended December 31, 2023, 2022, 2021.

Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
Christopher A. Wright Chairman of the Board & Chief Executive Officer	2023 2022	638,231 612,000	300,000 360,000	3,590,569 3,406,258	1,078,500 1,350,927	20,800 18,300	5,628,100 5,747,485
	2021	612,000	180,000	3,801,972	0	17,400	4,611,372
Michael Stock Chief Financial Officer & Treasurer	2023 2022	424,923 408,000	174,000 200,000	1,609,575 1,526,949	625,530 750,515	20,800 18,300	2,854,828 2,903,764
	2021	408,000	100,000	1,689,762	0	17,400	2,215,162
Ron Gusek President	2023 2022	469,462 443,538	189,000 220,000	1,609,575 1,526,949	679,455 825,567	20,800 18,300	2,968,292 3,034,354
	2021	408,000	200,000	1,689,762	0	17,400	2,315,162
R. Sean Elliott Chief Legal Officer & Corporate Secretary	2023 2022	416,923 394,954	135,000 150,000	996,456 945,531	485,325 562,886	20,800 18,300	2,054,504 2,071,671
	2021	367,200	144,000	1,662,426	0	17,400	2,191,026
Ryan T. Gosney Chief Accounting Officer	2023 2022	312,692 296,215	105,000 120,000	619,062 587,291	377,475 450,309	20,800 5,891	1,435,029 1,459,706
	2021	275,400	81,000	1,020,111	0	16,524	1,393,035

(1)The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the portion of the annual incentive payouts related to achievement of the Company-wide performance metrics. The portion of the annual incentive payouts related to the discretionary component are reported in the “Bonus” column.

(2)The amounts shown do not reflect compensation actually received by the Named Executive Officer. Rather, amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of time-based and performance-based restricted stock unit awards computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes by the Company with respect to restricted stock units. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2023 may be found in Note 10 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Performance-based awards are included based on the assumption that they will vest at 100% of the target award, since actual vesting will not be determined until the end of the performance period.

(3)For the Named Executive Officers, amounts reported in the “All Other Compensation” column for 2023 reflect discretionary matching contributions earned by each Named Executive Officer pursuant to the Company’s 401(k) plan and a holiday bonus that was paid in an equal amount to all Company employees.

Grants of Plan-Based Awards

The following table provides information for each of our Named Executive Officers regarding plan-based awards granted during fiscal year 2023.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher A. Wright		400,000	800,000	1,600,000
	2/8/2023				57,394	114,788	229,576		1,795,284
	2/8/2023							114,788	1,795,284
Michael Stock		232,000	464,000	928,000
	2/8/2023				25,729	51,457	102,914		804,787
	2/8/2023							51,457	804,787
Ron Gusek		252,000	504,000	1,008,000
	2/8/2023				25,729	51,457	102,914		804,787
	2/8/2023							51,457	804,787
R. Sean Elliott		180,000	360,000	720,000
	2/8/2023				10,513	21,025	42,050		328,831
	2/8/2023							42,687	667,625
Ryan T. Gosney		140,000	280,000	560,000
	2/8/2023				6,531	13,062	26,124		204,290
	2/8/2023							26,520	414,773

(1)The amounts shown in these columns reflect the potential threshold, target and maximum payouts with respect to the performance-based financial metrics approved under the 2023 annual incentive awards. The amounts reflected herein do not include amounts that may be earned with respect to the discretionary component of the 2023 annual incentive awards.

(2)The amounts shown in these columns reflect the potential threshold, target and maximum number of performance-based RSU awards granted to the Named Executive Officers during fiscal year 2023.

(3)The amounts shown in this column reflect time-based vesting RSU awards granted to the Named Executive Officers during fiscal year 2023.

(4)The amounts shown in this column do not reflect compensation actually received by the Named Executive Officer. Rather, amounts set forth herein represent the aggregate grant date fair value of time-based and performance-based RSUs computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2023 by the Company. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2023 may be found in Note 10 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2023, which consist of time-based RSU awards and performance-based RSU awards.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Christopher A. Wright	48,819 91,714 114,788	(1) (2) (3)	885,577 1,663,692 2,082,254
				292,910 275,142 229,576	(5) (6) (7)	5,313,387 4,991,076 4,164,509
Michael Stock	21,697 41,114 51,457	(1) (2) (3)	393,584 745,808 933,430
				130,182 123,340 102,914	(5) (6) (7)	2,361,501 2,237,388 1,866,860
Ron Gusek	21,697 41,114 51,457	(1) (2) (3)	393,584 745,808 933,430
				130,182 123,340 102,914	(5) (6) (7)	2,361,501 2,237,388 1,866,860
R. Sean Elliott	17,990 34,115 42,687	(1) (2) (3)	326,339 618,846 774,342
				148,214 50,408 42,050	(5) (6) (7)	2,688,602 914,401 762,787
Ryan T. Gosney	11,039 21,190 26,520	(1) (2) (3)	200,247 384,387 481,073
				90,948 31,310 26,124	(5) (6) (7)	1,649,797 567,963 473,889

(1)These RSUs granted on January 20, 2021 vest on April 1, 2024, so long as the applicable Named Executive Officer remains employed through such date.

(2)These RSUs granted on January 18, 2022 vest in one-half increments on each of April 1, 2024 and April 1, 2025, so long as the applicable Named Executive Officer remains employed through such dates.

(3)These RSUs granted on February 8, 2023 vest in one-third increments on each of April 1, 2024, April 1, 2025 and April 1, 2026, so long as the applicable Named Executive Officer remains employed through such dates.

(4)Amounts in this column reflect the value of unvested time-based RSU awards held by the Named Executive Officers, calculated based on the closing price of our Class A Common Stock on December 29, 2023 of $18.14.

(5)These performance-based RSUs granted on January 20, 2021 will vest on April 1, 2024, subject to achievement of the Comparative ROCE performance metrics and the applicable Named Executive Officer’s continued employment through such date. As of December 31, 2023, the performance-based RSUs granted on January 20, 2021 were trending above target, and in accordance with the SEC rules, are reflected in this table at maximum, therefore, the performance-based RSUs may actually vest at a lower amount than reflected in this column.

(6)These performance-based RSUs granted on January 18, 2022 will vest on April 1, 2025, subject to achievement of the Comparative ROCE performance metrics and the applicable Named Executive Officer’s continued employment through such date. As of December 31, 2023, the performance-based RSUs granted on January 18, 2022 were trending above target, and in accordance with the SEC rules, are reflected in this table at maximum, therefore, the performance-based RSUs may actually vest at a lower amount than reflected in this column.

(7)These performance-based RSUs granted on February 8, 2023 will vest on April 1, 2026, subject to achievement of the Comparative ROCE performance metrics and the applicable Named Executive Officer’s continued employment through such date. As of December 31, 2023, the performance-based RSUs granted on February 8, 2023 were trending above target, and in accordance with the SEC rules, are reflected in this table at maximum, therefore, the performance-based RSUs may actually vest at a lower amount than reflected in this column.

(8)Amounts in this column reflect the value of unvested performance-based RSU awards held by the Named Executive Officers reported in the preceding column calculated based on the closing price of our Class A Common Stock on December 29, 2023 of $18.14.

Option Exercises and Stock Vested

The following table reflects the value received by each Named Executive Officer on the vesting of restricted stock awards and RSU awards during fiscal year 2023. None of our Named Executive Officers held stock option awards during the 2023 year.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher A. Wright	369,202	4,729,478
Michael Stock	164,266	2,104,247
Ron Gusek	164,266	2,104,247
R. Sean Elliott	94,378	1,208,982
Ryan T. Gosney	58,123	744,556

(1)The amounts in this column reflect the value of the shares in the preceding column based on the closing price of our Class A Common Stock of $12.81 on April 1, 2023, the applicable vesting date, including the value of any shares withheld for tax withholding purposes.

Pension Benefits and Nonqualified Deferred Compensation

We do not maintain and our Named Executive Officers do not participate in any defined benefit pension plan or nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Change in Control Agreements

The Company has entered into Change in Control Agreements with each of Mr. Elliott and Mr. Gosney. For further detail on the Company’s decision to enter into Change in Control Agreements with these Named Executive Officers, see the section titled “Employment, Severance and Change in Control Agreements” contained in the Compensation Discussion & Analysis section set forth herein. Each Change in Control Agreement provides that if the Named Executive Officer’s employment is terminated without “cause” or the Named Executive Officer resigns for “good reason” within 18 months following a “change in control,” the Named Executive Officer will be entitled to receive, subject to such Named Executive Officer’s timely execution and non-revocation of a release of claims in favor of the Company: (i) two times the sum of (a) the Named Executive Officer’s annualized base salary for the year in which the termination occurs (or, if greater, that in effect immediately preceding the change in control) plus (b) an amount equal to the higher of (1) the Named Executive Officer’s target annual bonus for year in which the termination occurs or (2) the average of the Named Executive Officer’s target annual bonus for the three most recently completed calendar years; (ii) a pro-rated portion of the Named Executive Officer’s target annual bonus for the calendar year in which the termination occurs; (iii) reimbursement for a portion of the COBRA premiums paid by the executive for continued coverage under the Company’s group health plans for up to 18 months plus a lump sum cash payment equal to six times such monthly amount; and (iv) vesting of all outstanding time-based and performance-based equity awards granted pursuant to any Company long term incentive plan as of the date of termination, with such performance-based equity awards being vested at the higher of target performance or actual performance through the termination date.

For purposes of the Change in Control Agreements, the following terms generally have the meanings set forth below:

*“Cause” generally means the Named Executive Officer’s (i) material breach of the Change in Control Agreement or any other agreement with the Company, (ii) material breach of any policy or code of conduct, (iii) violation of any law applicable to the workplace or employment relationship that is materially injurious to the Company, (iv) gross negligence, willful misconduct or willful breach of fiduciary duty, fraud, theft or embezzlement, (v) conviction or indictment, or plea of nolo contendere, to any felony or conviction or plea of nolo contendere to any crime involving moral turpitude, or (vi) willful failure or refusal to substantially perform such Named Executive Officer’s obligations or to follow in any material respect any specific lawful direction from the Company. Clauses (i), (ii), (iii) and (vi) are subject to certain notice and cure rights.

*“Change in Control” generally means (i) a change in the ownership of the Company, (ii) a change in the effective control of the Company, or (iii) a change in the ownership of a substantial portion of the Company’s assets, in each case, as such phrases are defined under the Treasury regulations promulgated pursuant to Section 409A of the Code.

*“Good Reason” generally means (i) a material diminution in the Named Executive Officer’s total cash compensation, (ii) a material diminution in the Named Executive Officer’s authority, duties or responsibilities as a whole, (iii) a geographic relocation by more than 50 miles, (iv) a material breach by the Company of the Change in Control Agreement or any other agreement between the Named Executive Officer and the Company, or (v) a failure to timely pay or provide any material payment, benefit or other consideration or compensation owed to the Named Executive Officer, in each case, subject to certain notice and cure rights.

RSU Awards

The RSUs held by our Named Executive Officers under the LTIP will accelerate and become 100% vested upon a termination of the Named Executive Officer’s employment with the Company due to the Named Executive Officer’s death or “disability.” For RSUs that use performance-based vesting, the award will remain outstanding and eligible to be earned based on the Company’s achievement of the applicable performance metrics at the end of the performance period. For purposes of the RSU awards, “disability” means the Named Executive Officer’s inability to perform his duties, after accounting for reasonable accommodation, due to a mental or physical impairment that continues (or can reasonably be expected to continue) for (i) 90 consecutive days or (ii) 180 days out of any 365-day period, which, in either case, shall only be deemed to occur following the written determination by the Company of any such occurrence of disability.

The table below describes and estimates the amounts and benefits each Named Executive Officer would have been eligible to receive upon a termination of his employment in certain circumstances or a change in control, assuming such events occurred as of December 31, 2023, the last day of fiscal year 2023. The estimated payments are not necessarily indicative of the actual amounts such executive would have received in such circumstances, as such amounts could not be known with certainty until the applicable event occurred. The table excludes compensation amounts accrued through December 31, 2023 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and vested account balances under our retirement plans that are generally available to all of our salaried employees. Where applicable, the information in the table uses a price per share for our Common Stock of $18.14, the closing price on December 29, 2023 (the “Year-End Closing Price”). Generally, payment of severance benefits to a Named Executive Officer following termination of employment is subject to such officer’s timely execution and non-revocation of a release of claims in favor of the Company.

Name	Change in Control ($)	Death/ Disability ($)	Termination without Cause or Resignation for Good Reason on or within 18 Months Following a Change in Control ($)
Christopher A. Wright
Equity Award Acceleration(1)	—	19,100,495	—
Michael Stock
Equity Award Acceleration(1)	—	8,538,571	—
Ron Gusek
Equity Award Acceleration(1)	—	8,538,571	—
R. Sean Elliott
Cash Severance(2)	—	—	2,190,000
Benefit Continuation(3)	—	—	33,414
Equity Award Acceleration(1)	—	6,091,847	6,091,847
Ryan Gosney
Cash Severance(2)	—	—	1,680,000
Benefit Continuation(3)	—	—	33,546
Equity Award Acceleration(1)	—	3,757,356	3,757,356

(1)The amounts reported in these rows reflect the value of time-based RSU and performance-based RSU awards that would accelerate in connection with the applicable event, calculated based on the Year-End Closing Price. For purposes of the performance-based RSUs granted in 2021, 2022 and 2023 these amounts reflect an assumed achievement of maximum performance, as the performance-based RSUs were trending above target as of December 31, 2023.

(2)The amounts reported in these rows reflect the full amount of each Named Executive Officer’s target annual incentive award for 2023, as the pro-ration provided for under the Change in Control Agreements would result in the full amount of such target annual incentive awards being payable as of December 31, 2023

(3)The amounts reported in these rows are calculated based on the premiums in effect as of December 2023, which are assumed for purposes of this table to remain the same throughout the applicable benefit reimbursement period.

DIRECTOR COMPENSATION

We have adopted a non-employee director compensation program that is applicable to each of our non-employee directors. The Compensation Consultant also conducted an analysis of market-competitive total director compensation (annual retainers, meeting fees and equity awards) using our Peer Group as a comparative metric. Pursuant to this program, during 2023 each non-employee director was entitled to receive the following compensation for their service on our Board:

*A cash retainer of $100,000 per year, payable quarterly in arrears;

*An additional cash retainer of $20,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of our Audit Committee;

*An additional cash retainer of $15,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of our Compensation Committee;

*An additional cash retainer of $10,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of a Nominating and Governance Committee;

*An additional cash retainer of $20,000 per year, payable quarterly in arrears if such non-employee director serves as the Lead Director of the Company; and

*Either:

(a)annual equity-based compensation in the form of RSUs with an aggregate grant date value of $162,000, subject to the terms of the LTIP and the award agreement pursuant to which such award is granted. The award shall be subject to a 12-month vesting period, unless otherwise determined by the Board. The annual grant is automatically made on January 2nd of each year, using the 30-day average closing price of the Company’s Class A Common Stock prior to the date of grant to determine the number of units to be granted;

(b)an additional cash payment of $100,000 per year, payable quarterly in arrears; or

(c)a charitable cash donation by the Company of $100,000 per year, payable quarterly in arrears, to an organization designated by the director and that is qualified under Section 501(c)(3) of the Internal Revenue Code, provided that the organization must be independent of the director and reasonably acceptable to the Compensation Committee.

Effective as of January 1, 2024, our non-employee director compensation program was updated to (i) increase the amount of the grant date value for equity-based compensation from $162,000 to $175,000 and (ii) add an annual cash retainer for members of Board committees that do not serve as Chairperson in the following amounts: Audit Committee: $10,000; Compensation Committee: $7,500 and Nominating and Governance Committee: $5,000. These changes were made by the Compensation Committee and ratified by the Board in October 2023 in response to a recommendation from the Compensation Consultant in order to better align with marketplace practices.

Each non-employee director shall be given an opportunity to elect whether they would like to receive item (a), (b) or (c) above prior to the beginning of each year. If a non-employee director joins the Board or otherwise becomes eligible for director compensation during the course of a calendar year, the director will be allowed to make such election upon joining or becoming eligible. If a non-employee director joins the Board during the course of a calendar year, the director will be entitled to receive a prorated RSU award (if so elected) for that year, which shall vest over the remaining portion of the year, unless otherwise determined by the Board. All annual cash payments, including the charitable cash contribution option if elected, shall be prorated for partial years of service or eligibility.

In addition, each non-employee director is reimbursed for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

The table below sets forth the compensation our non-employee directors received for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Simon Ayat	100,000	149,781	—	249,781
Ken Babcock	100,000	149,781	—	249,781
Peter A. Dea	115,000	149,781	—	264,781
William F. Kimble	140,000	149,781	—	289,781
James R. McDonald	—	—	100,000(2)	100,000(2)
Gale A. Norton	110,000	149,781	—	259,781
Audrey Robertson	100,000	149,781	—	249,781
Cary D. Steinbeck	100,000	149,781	—	249,781

(1)The amounts shown do not reflect compensation actually received by the directors. Rather, amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2023 by the Company with respect to restricted stock units. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2023 may be found in Note 10 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, Messrs. Ayat, Babcock, Dea, Kimble and Steinbeck and Ms. Norton and Ms. Robertson each held 10,259 unvested RSUs.

(2)The Company has agreed to make up to $100,000 in charitable donations to organizations designated by Mr. McDonald in connection with his 2023 Board service. As of February 21, 2024, no donations have been designated and therefore no payments have been made by us.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Christopher A. Wright, our Chief Executive Officer (our “CEO”).

For 2023, our last completed fiscal year:

*The total compensation of our median employee was $112,613, as calculated pursuant to the same methodology as that used to determine pay for our CEO in the Summary Compensation Table included above; and

*The total compensation of our CEO, as reported in the Summary Compensation Table included above, was $5,628,100.

*Based on this information, for 2023 the ratio of the total compensation of our CEO to the median employee total compensation was reasonably estimated to be 50 to 1.

The pay ratio set forth above is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources systems of record and the methodology described below. Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio that we report above, as other companies may have different employment and compensation practices, different types of workforce, and operate in different countries, and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. To identity the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

✓We determined that, as of December 11, 2023, our employee population excluding our CEO consisted of approximately 5,500 individuals with all of these individuals located in the United States and Canada. This population consisted of our full-time, part-time and temporary employees who received Company benefits, as we do not have seasonal workers. We selected December 11, 2023 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner, as this is the date of the last period worked during the year for which payment was made to employees in 2023.

✓We used a consistently applied compensation measure to identify our median employee by comparing the amount of compensation as reported to the Internal Revenue Service on Form W-2 for 2023 for US employees and the amount of compensation as reported to the Canadian Revenue Agency on T4 Statement of Renumeration Paid for 2023 for Canadian employees.

✓We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States and Canada, we did not make any cost of living adjustments in identifying the median employee. Our median employee for 2023 was a full-time, salaried employee working as a maintenance crew leader with annual compensation of $106,546 set forth on such employee’s Form W-2 for 2023.

✓After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2023 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $112,613. The differences between such employee’s taxable compensation reported on Form W-2 for 2023 of $106,546 and the employee’s annual total compensation calculated pursuant to Regulation S-K include the following adjustments: (i) modification from bonuses paid during 2023 to bonuses earned during 2023, if needed, (ii) addition of contributions made by the employee and by the Company on the employee’s behalf to our 401(k) plan for 2023, if any, (iii) addition of the costs of tax deductible employee group health plan premiums and employee contributions to tax deductible flexible spending accounts, if any and (iv) subtraction of other taxable compensation including compensation for provided housing or transportation and that attributable to group term life, short-term and long-term disability benefits, if applicable.

✓With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2023.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table for 2023

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Summary Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in Thousands) ($)(6)	Adjusted ROCE(7)
					Company TSR ($)	Peer Group TSR ($)(5)
2023	5,628,100	9,819,996	2,328,163	3,919,083	169.06	115.11	556,317	42.9%
2022	5,747,485	12,201,790	2,367,374	4,567,954	147.11	112.94	399,602	34.0%
2021	4,611,372	3,946,524	2,028,596	1,738,700	88.85	69.94	(179,244)	-10.3%
2020	3,310,114	2,493,998	1,218,682	909,552	94.44	57.93	(115,583)	-13.9%

(1)The dollar amounts reported are the amounts of total compensation reported for Christopher A. Wright (our Chairman/CEO) for each corresponding year in the “Total” column of the Summary Compensation Table provided above.

(2)The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Wright, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to Mr. Wright during the applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation S-K, the following adjustments were made to Mr. Wright’s total compensation for each year to determine the compensation actually paid to Mr. Wright:

Year	Reported Summary Compensation Table Total for PEO ($)	Deduct Fair Value of Equity Awards Reported in Summary Compensation Table ($)	Add Year-End Fair Value of Equity Awards Granted in Current Year ($)	Add (Deduct) Change in Fair Value at Year End of Unvested Equity Awards Granted in Prior Years ($)	Add (Deduct) Change in Fair Value of Equity Awards Vested in Current Year ($)	Compensation Actually Paid to PEO ($)
2023	5,628,100	(3,590,569)	4,164,509	4,410,269	(792,313)	9,819,996
2022	5,747,485	(3,406,258)	4,405,023	3,612,975	1,842,565	12,201,790
2021	4,611,372	(3,801,972)	2,841,227	99,171	196,725	3,946,524
2020	3,310,114	(2,876,014)	3,082,298	(209,920)	(812,480)	2,493,998

(3)The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding Mr. Wright) in the “Total” column of the Summary Compensation Table provided above. The NEOs (excluding Mr. Wright) included for purposes of calculating the average amounts in each applicable year are Messrs. Stock, Gusek, Elliott and Gosney.

(4)The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Wright), as computed in accordance with Item 402(v) of SEC Regulation S-K. The NEOs (excluding Mr. Wright) included for purposes of calculating the average amounts in each applicable year are Messrs. Stock, Gusek, Elliott and Gosney. The dollar amounts reported do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Wright) during the applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Wright) for each year to determine the compensation actually paid:

Year	Reported Average Summary Compensation Table Total for Non-PEO NEOs ($)	Deduct Fair Value of Equity Awards Reported in Summary Compensation Table ($)	Add Year-End Fair Value of Equity Awards Granted in Current Year ($)	Add (Deduct) Change in Fair Value at Year End of Unvested Equity Awards Granted in Prior Years ($)	Add (Deduct) Change in Fair Value of Equity Awards Vested in Current Year ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	2,328,163	(1,208,667)	1,401,868	1,667,331	(269,613)	3,919,083
2022	2,367,374	(1,146,682)	1,482,906	1,259,414	604,943	4,567,954
2021	2,028,596	(1,515,516)	1,132,550	22,787	70,282	1,738,700
2020	1,218,682	(957,726)	1,026,420	(68,658)	(309,165)	909,552

(5)The peer group selected for each listed year consists of the OSX. We also use this peer group for purposes of the Stock Performance Graph set forth in “Item 5 - Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of our Annual Report on Form 10-K for the year ended December 31, 2023.

(6)The dollar amounts reported represent the amount of net income (loss) (in thousands) attributable to Liberty Energy Inc. in our audited consolidated financial statements for the applicable year.

(7)Adjusted ROCE is equal to the Company’s 2023 income before taxes and loss (gain) on remeasurement of liability under tax receivable agreements, plus interest expense and stock-based compensation expense, divided by the simple average of capital (debt and equity) employed at December 31, 2023 and 2022. We rank our Adjusted ROCE against those of the ROCE Peer Group to determine Comparative ROCE, which is used as a metric to determine a portion of annual incentive compensation and the vesting of performance-based RSU awards. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that our Adjusted ROCE is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in this table) used by us to link compensation actually paid to our NEOs for the most recently completed fiscal year, to our performance.

Performance Metrics

The most important financial performance measures that we use to link executive compensation actually paid to the NEOs for the most recently completed fiscal year to our performance are as follows:

*Pre-tax Earnings Per Share (as defined in footnote 1 of “Compensation Discussion and Analysis- Elements of Compensation-Annual Incentive Award” above)

*ROCE (as defined in footnote 2 of “Compensation Discussion and Analysis- Elements of Compensation-Annual Incentive Award” above)

*Adjusted ROCE (as defined in footnote 3 of “Compensation Discussion and Analysis- Elements of Compensation-Annual Incentive Award” above)

*Comparative ROCE (as defined in footnote 3 of “Compensation Discussion and Analysis- Elements of Compensation-Annual Incentive Award” above)

Analysis of Information in Pay Versus Performance Table

As described in more detail in “Compensation Discussion and Analysis” above, our executive compensation program includes variable components in the form of annual incentive compensation and long-term incentive awards. While we utilize several performance measures to align executive compensation with our performance, all of those measures are not presented in the “Pay Versus Performance Table for 2023.” Moreover, we generally seek to incentivize long-term performance and, therefore, do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with SEC regulations) for a particular year. In accordance with SEC regulations, we are providing the following descriptions of the relationships between information presented in the “Pay Versus Performance Table for 2023.”

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Wright and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Wright) is generally aligned with our cumulative TSR over the three years presented in the “Pay Versus Performance Table for 2023.” The alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards.

Compensation Actually Paid and Cumulative TSR
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
Investment Value
$94.44
$88.85
$147.11
$169.06
12/31/2020
12/31/2021
12/31/2022
12/31/2023
PEO
Avg Other NEOs
Investment Value

For each of the three years presented in the “Pay Versus Performance Table for 2023,” our cumulative TSR exceeded that of peers contained in the OSX stock index. The following table details our cumulative TSR in comparison to the OSX cumulative TSR for each of the measurement periods (determined in accordance with SEC regulations).

Compensation Actually Paid and Net Income (Loss)

As demonstrated by the following table, the amount of compensation actually paid to Mr. Wright and the average amount of compensation actually paid to other NEOs as a group (excluding Mr. Wright) is generally aligned with our net income (loss) over the three years presented in the “Pay Versus Performance Table for 2023.” While we do not use net income (loss) as a performance measure in the overall executive compensation program, the measure of net income (loss) is correlated with the measures of Pre-Tax EPS and ROCE, which we do use in setting goals for annual incentive compensation, and Comparative ROCE, which we use both in setting goals for annual incentive compensation and the vesting of performance-based RSU awards.

Compensation Actually Paid and Net Income (Loss)
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$(100,000)
$(200,000)
$(300,000)
Net Income (Loss) in 000's
12/31/2020
12/31/2021
12/31/2022
12/31/2023
PEO
Avg Other NEOs
Net Income (Loss)

Compensation Actually Paid and Adjusted ROCE

As demonstrated by the following table, the amount of compensation actually paid to Mr. Wright and the average amount of compensation actually paid to our other NEOs as a group (excluding Mr. Wright) is generally aligned with our Adjusted ROCE over each of the three years presented in the “Pay Versus Performance Table for 2023.”

Compensation Actually Paid and ROCE
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
-10.0%
-20.0%
Adjusted ROCE
12/31/2020
12/31/2021
12/31/2022
12/31/2023
PEO
Avg Other NEOs
ROCE

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Act, affords the stockholders a vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers for the fiscal year ended December 31, 2023 (commonly known as a “say-on-pay vote”). This vote is not intended to address any specific item of compensation and is not a vote on our general compensation policies, compensation of the Board, or our compensation policies as they relate to risk management. Section 14A(a)(2) of the Exchange Act requires us to hold a say-on-pay vote at least once every three years, although the Company currently holds this vote annually.

As described more fully in the “Compensation Discussion & Analysis” section of this Proxy Statement and the accompanying tabular and narrative disclosures, the Company’s compensation policy is designed to attract and retain highly qualified executive officers. The Company’s compensation program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives, and certain long-term incentives. Please read the Compensation Discussion & Analysis section of this Proxy Statement for additional details on our executive compensation program.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders approve on an advisory, non-binding basis, the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the proxy statement, including the Compensation Discussion & Analysis, and the compensation tables and related narrative disclosure contained therein.

Vote Required

Your votes with respect to the approval of Proposal 2 are advisory, which means the results of such votes are not binding on us, the Board and the committees of the Board. Although non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding executive compensation. The approval, on a non-binding basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Abstentions will have the same effect as a vote “AGAINST” Proposal 2, and broker non-votes will not have any effect on the outcome of Proposal 2.

THE BOARD RECOMMENDS VOTING “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2024. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2023 was completed by Deloitte on February 8, 2024. Deloitte has acted as the Company’s independent registered public accounting firm since 2016.

The Board is submitting the appointment of Deloitte for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent auditors, and stockholder ratification of this appointment does not limit the authority of the Audit Committee to change auditors at any time. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table summarizes the aggregate fees billed or expected to be billed by Deloitte for the fiscal years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees(1)	$2,650,000	$2,500,000
Audit-Related Fees(2)	—	85,000
Tax Fees(3)	374,300	241,995
All Other Fees(4)	—	—
Total Fees	$3,024,300	$2,826,995

Before Deloitte is engaged to render audit or non-audit services, the Audit Committee must pre-approve the engagement. The charter of the Audit Committee and its pre-approval policy provides that pre-approval is not required if the engagement is entered into pursuant to pre-approval policies and procedures established by the Audit Committee. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and presented to the Audit Committee at a subsequent meeting. The Audit Committee pre-approved all of the fees described in the table set forth above. The duties of the Audit Committee are described in the charter of the Audit Committee that can be found on the Company’s website, www.libertyenergy.com, by first clicking “Investors” then “Corporate Governance” and proceeding to “Governance Documents.”

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve Proposal 3. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Abstentions will have the same effect as a vote “AGAINST” Proposal 3, and there will be no broker non-votes with respect to Proposal 3.

THE BOARD RECOMMENDS VOTING “FOR” THE RATIFICATION OF APPOINTMENT OF
DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

(1)Deloitte’s audit fees related primarily to the integrated annual audit of the consolidated financial statements for the fiscal year as included in our Annual Report on Form 10-K, which integrated audit includes the audit of the effectiveness of internal controls over financial reporting, quarterly reviews, and consultations relating to the audit and quarterly reviews.

(2)Deloitte’s audit-related fees related primarily to SEC filings in connection with certain TRA exchanges.

(3)Deloitte’s fees for tax services related primarily to professional services rendered by Deloitte for tax compliance, tax advice and tax planning.

(4)Deloitte did not provide any other products and services so no other fees were incurred.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Primary Oversight Responsibilities

Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. The Audit Committee provides oversight of these management activities. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with standards of the United Stated Public Company Accounting Oversight Board (the “PCAOB”) and issuing its report based on its audit.

Under the Audit Committee’s charter, the purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (iv) effectiveness and performance of the Company’s internal audit function; (v) the annual preparation of this report and publishing this report in the Company’s Proxy Statement for its annual meeting of stockholders or its Annual Report on Form 10-K; and (vi) performing such other functions as the Board may assign to the Audit Committee from time to time.

Oversight of Independent Auditors

In connection with the evaluation, appointment and retention of the independent registered public accounting firm, at least annually the Audit Committee reviews and evaluates the independence and quality control procedures of the independent registered public accounting firm and the experience and qualifications of its senior personnel providing audit services to the Company. In this evaluation, the Audit Committee may consider, among other factors, the following with respect to the independent registered public accounting firm: their historical and recent performance on our audit, the quality and candor of their communications with the both the Audit Committee and management, the depth of expertise of their audit team and the value provided by their national office, the appropriateness of their fees, how effectively they maintained their independence, their tenure as our independent auditors, their knowledge of our operations, accounting policies and practices, and internal control over financial reporting, and external data relating to audit quality and performance by them and their peer firms. Based on this overall evaluation, the Audit Committee retained Deloitte as our independent registered public accounting firm for 2023.

2023 Audited Financial Statements

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023:

•The Audit Committee reviewed and discussed the audited financial statements and associated audit with the independent registered public accounting firm and management;

•The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees” as adopted by the PCAOB. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team; and

•The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and has discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the year ended December 31, 2023 be included in our Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors: William F. Kimble, Chairman Simon Ayat, Member Gale A. Norton, Member Cary D. Steinbeck, Member

PROPOSAL 4 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S
LONG TERM INCENTIVE PLAN

The Board is seeking the approval of our stockholders of the Liberty Energy Inc. Amended and Restated Long Term Incentive Plan (the “A&R LTIP”) which is an amendment, restatement, and replacement of the Liberty Oilfield Services Inc. Long Term Incentive Plan (the “LTIP”), which was adopted by the Board on January 11, 2018 in connection with our IPO. The material amendments to the LTIP that are included in the A&R LTIP are as follows:

•Increase the number of shares of Class A common stock that the Company may issue under the A&R LTIP by 8,330,510 shares, which is approximately 5% of the number of shares of Class A common stock outstanding as of the Record Date. After taking into account this increase and subject to adjustment as provided in the A&R LTIP, as of the date of the Annual Meeting, the total number of shares of Class A common stock authorized for issuance under the A&R LTIP will equal 21,239,244, which includes the 12,908,734 shares of our Class A common stock previously authorized under the LTIP;

•Impose a minimum vesting requirement on awards of one year, subject to certain limited exceptions;

•Extend the term of the A&R LTIP by 10 years from the date of stockholder approval;

•Revise the availability of shares provision so that shares withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholding shall be treated as delivered and counted against the maximum number of shares that may be issued under the A&R LTIP;

•Provide that no dividends or dividend equivalents may be paid or granted with respect to an option or a stock appreciation right;

•Subject any dividends paid or granted with respect to restricted stock or dividend equivalents paid or granted with respect to restricted stock units to the same vesting terms as the underlying award of restricted stock or restricted stock units, as applicable, such that dividends and dividend equivalents are accrued but not paid until the underlying award vests; and

•Provide other clarifying and ministerial changes.

Our long term incentive program has been used effectively and efficiently for seven years of annual employee awards and non-employee director compensation since its commencement in connection with the Company’s IPO, during which period the Company has experienced significant growth in revenue and headcount. The current LTIP has met the Company’s needs since the IPO due to management maintaining an appropriate balance between stockholder interests and its ability to attract, incentivize, and retain qualified employees, directors, and consultants. However, we believe an insufficient number of shares remain available for issuance under our LTIP to meet our projected needs and we expect that the current LTIP may run out of available shares in approximately two years based on current forecasts if the stockholders do not approve the A&R LTIP. Therefore, it is the judgment of the Board that the A&R LTIP is in the best interest of the Company and its stockholders. We believe that the A&R LTIP, which increases the number of shares of Class A common stock available for issuance pursuant to awards under the A&R LTIP, reflects best practices in our industry and is appropriate to permit the grant of equity awards at expected levels for the future.

In January 2024, the Compensation Committee recommended, and the Board subsequently approved, the A&R LTIP, subject to approval by the Company’s stockholders at the Annual Meeting. The effective date for the A&R LTIP will be the date it is approved by the stockholders of the Company. If the A&R LTIP is not approved by stockholders at the Annual Meeting, then the LTIP will continue in its original form and the amendment and restatement will be null and void.

As of December 31, 2023, there were 3,155,889 shares remaining for future issuance as awards under the LTIP. We believe we have demonstrated our commitment to sound equity compensation practices. In consideration of this proposal, stockholders should also be aware that the burn rate or average number of shares granted (in the form of RSU awards) under the LTIP since its commencement since the IPO through December 31, 2023, divided by the number of shares outstanding, is approximately 1.1%, which is consistent with the three-year average burn rate of the Peer Group. Based on historical prior years’ grants, historical stock prices, and the current size of the Company’s employee base, we anticipate that the shares available for issuance under our A&R LTIP will be sufficient to meet the needs of our long term incentive program for up to approximately five years.

Description of the A&R LTIP

The following is a general summary of the material provisions of the A&R LTIP, which is qualified in its entirety by reference to the full text of the A&R LTIP, which is attached to this Proxy Statement as Annex A.

Purpose. We believe that the A&R LTIP is a necessary and powerful tool to facilitate attracting, incentivizing, and retaining qualified persons as employees, directors, and consultants, and to strengthen the alignment between such persons and stockholders’ interests, enhancing stockholder value.

A&R LTIP Share Limits. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the A&R LTIP, the aggregate number of shares of Class A common stock authorized for grant under the A&R LTIP (after giving effect to the amendment and restatement) is 21,239,244 shares, which includes the 12,908,734 shares previously authorized under the LTIP of which 9,752,845 shares have been issued or are subject to unvested RSU grants and 3,155,889 shares remain available for issuance as of December 31, 2023. The total number of shares reserved for issuance under the A&R LTIP may be issued pursuant to incentive stock options (which generally are stock options that meet the requirements of Section 422 of the Code). Class A common stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated will not be considered “delivered shares” under the A&R LTIP and will again be available for delivery pursuant to other awards under the A&R LTIP; provided, however, that shares of Class A common stock otherwise deliverable pursuant to an award that are withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholdings shall be treated as delivered and shall be counted against the maximum number of shares of Class A common stock that may be issued under the A&R LTIP.

Administration. The A&R LTIP will be administered by the Compensation Committee of our Board, except to the extent our board of directors elects to administer the A&R LTIP itself. Presently, the Compensation Committee administers the LTIP and is expected to continue to administer the A&R LTIP. The Compensation Committee has broad discretion to administer the A&R LTIP, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and the terms and conditions of awards. The Compensation Committee may also accelerate the vesting or exercise of any award and make all other determinations and to take all other actions necessary or advisable for the administration of the A&R LTIP.

Eligibility. Any individual who is our officer or employee or an officer or employee of any of our affiliates, and any other person who provides services to us or our affiliates, including members of our board of directors, are eligible to receive awards under the A&R LTIP at the discretion of our board of directors. As of December 31, 2023, the Company had approximately 5,500 employees and eight non-employee directors.

Stock Options. The Compensation Committee may grant incentive stock options and options that do not qualify as incentive stock options, except that incentive stock options may only be granted to persons who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our Class A common stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the stock option must be at least 110% of the fair market value of a share of our Class A common stock on the date of grant and the option must not be exercisable more than five years from the date of grant.

Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our Class A common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR generally cannot be less than 100% of the fair market value of a share of our Class A common stock on the date on which the SAR is granted. The term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, a stock option. SARs may be paid in cash, Class A common stock or a combination of cash and Class A common stock, as determined by the Compensation Committee.

Restricted Stock. Restricted stock is a grant of shares of Class A common stock subject to the restrictions on transferability and risk of forfeiture imposed by the Compensation Committee. In the discretion of the Compensation Committee, cash dividends and stock dividends distributed prior to vesting shall be withheld by our company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Compensation Committee. Such cash dividends or stock dividends so withheld by our company and attributable to any particular share of unvested restricted stock shall be distributed to such participant in cash or shares of Class A common stock upon the release of restrictions on such restricted stock and, if such share of restricted stock is forfeited, the participant shall have no right to such corresponding dividends.

Restricted Stock Units. A restricted stock unit is a right to receive cash, Class A common stock or a combination of cash and Class A common stock at the end of a specified period equal to the fair market value of one share of our Class A common stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the Compensation Committee.

Stock Awards. A stock award is a transfer of unrestricted shares of our Class A common stock on terms and conditions determined by the Compensation Committee.

Dividend Equivalents. Dividend equivalents entitle an individual to receive cash, shares of Class A common stock, other awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our Class A common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with an award of restricted stock units or a substitute award. Dividend equivalents shall not be awarded with respect to an award of stock options, SARs, restricted stock, or a stock award. The Compensation Committee may provide that dividend equivalents will be paid or distributed when accrued or at a later specified date, including at the same time and subject to the same restrictions and risk of forfeiture as the award with respect to which the dividends accrue if they are granted in tandem with another award.

Other Stock-Based Awards. Subject to limitations under applicable law and the terms of the A&R LTIP, the Compensation Committee may grant other awards related to our Class A common stock. Such awards may include, without limitation, awards that are convertible or exchangeable debt securities, other rights convertible or exchangeable into our Class A common stock, purchase rights for Class A common stock, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of our Class A common stock or the value of securities of, or the performance of, our affiliates.

Cash Awards. The A&R LTIP will permit the grant of awards denominated in and settled in cash as an element of or supplement to, or independent of, any award under the A&R LTIP.

Substitute Awards. Awards may be granted in substitution or exchange for any other award granted under the A&R LTIP or any other right of an eligible person to receive payment from us. Awards may also be granted under the A&R LTIP in substitution for similar awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with us or one of our affiliates.

Performance Awards. Performance awards represent awards with respect to which a participant’s right to receive cash, shares of our Class A common stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures during a specified period. The Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to each performance award. Our Compensation Committee may use any business criteria and other measures of performance it deems appropriate in establishing the performance goals applicable to a performance award.

Recapitalization. In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, our Compensation Committee shall or may (as required by applicable accounting rules) equitably adjust the (i) aggregate number or kind of shares that may be delivered under the A&R LTIP, (ii) the number or kind of shares or other property (including cash) subject to an award, (iii) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (iv) the applicable share-based limitations with respect to awards provided in the A&R LTIP, in each case to equitably reflect such event.

Change in Control. Except to the extent otherwise expressly provided in any applicable award agreement, no award will vest solely upon the occurrence of a change in control. In the event of a change in control or other changes in our company or our Class A common stock, our Compensation Committee may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or SAR for no consideration if it has an exercise price or the grant price less than the value paid in the transaction), (iii) cancel awards that remain subject to a restricted period as of the date of the change in control or other event without payment, or (iv) make any other adjustments to awards that our Compensation Committee deems appropriate to reflect the applicable transaction or event.

No Repricing. Except in connection with (i) the issuance of substitute awards granted to new service providers in connection with a transaction or (ii) adjustments to awards granted under the A&R LTIP as a result of a transaction or recapitalization involving us, without the approval of the stockholders of our company, the terms of outstanding options or SARs may not be amended to reduce the exercise price or grant price or to take any similar action that would have the same economic result.

Clawback. All awards granted under the A&R LTIP are subject to reduction, cancelation, or recoupment under any written clawback policy that we may adopt and that we determine should apply to awards under the A&R LTIP.

Amendment and Termination. The A&R LTIP will automatically expire on the tenth anniversary of its effective date. Our Compensation Committee may amend or terminate the A&R LTIP at any time, subject to stockholder approval if required by applicable law, rule, or regulation, including the rules of the stock exchange on which our shares of Class A common stock are listed. Our Compensation Committee may amend the terms of any outstanding award granted under the A&R LTIP at any time so long as the amendment would not materially and adversely affect the rights of a participant under a previously granted award without the participant’s consent.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the A&R LTIP as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe any potential state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus (i) an interest charge at the then-current underpayment rate plus 1% and (ii) a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the Class A common stock with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the Class A common stock over $100,000 will be treated as nonqualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were nonqualified stock options (discussed below). In addition to the foregoing, if the fair market value of the Class A common stock received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any Class A common stock acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to the later of: (i) two years after the date the incentive stock option was granted and (ii) one year after the Class A common stock was transferred to the participant (referred to as, the “Holding Period”). If a participant disposes of Class A common stock acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as a short-term or long-term capital gain, depending upon how long the participant has held the Class A common stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of Class A common stock acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the Class A common stock is greater than the fair market value of the Class A common stock on the exercise date, then the difference between the incentive stock option’s exercise price and the fair market value of the Class A common stock at the time of exercise will be treated as ordinary income for the tax year in which the disqualifying disposition occurs. The participant’s basis in the Class A common stock will be increased by an amount equal to the amount treated as ordinary income due to such disqualifying disposition. In addition, the amount received in such disqualifying disposition over the participant’s increased basis in the Class A common stock will be treated as capital gain. However, if the price received for Class A common stock acquired by exercise of an incentive stock option is less than the fair market value of the Class A common stock on the exercise date and the disposition is a transaction in which the participant sustains a loss that otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the disqualifying disposition over the basis in the Class A common stock.

Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the exercise price and any higher market value of the Class A common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the Class A common stock acquired under a nonqualified stock option will be equal to the exercise price paid for such Class A common stock, plus any amounts included in the participant’s taxable income as compensation. When a participant disposes of Class A common stock acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Class A common stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Exercise Price is Paid for in Class A Common Stock. If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of the Company’s Class A common stock and the transaction is not a disqualifying disposition of Class A common stock previously acquired under an incentive stock option, the Class A common stock received equal to the number of Class A common stock surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for the Class A common stock received will be equal to the participant’s tax basis and holding period for the Class A common stock surrendered. The Class A common stock received in excess of the number of Class A common stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in the Class A common stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired Class A common stock to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of Class A common stock previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Class A common stock surrendered, determined at the time such shares of Class A common stock were originally acquired upon exercise of the incentive stock option, over the aggregate exercise price paid for such Class A common stock. As discussed above, a disqualifying disposition of Class A common stock previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the Class A common stock that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the Class A common stock granted as restricted stock at such time as the Class A common stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such Class A common stock. However, a participant who receives unvested restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Class A common stock to recognize ordinary income on the date of transfer of the Class A common stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such Class A common stock) over the purchase price, if any, paid for such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such Class A common stock. At the time of the sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain or loss depending upon how long the participant has held the shares. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an individual receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then-current market value and the grant price, if any, will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. However, upon the exercise of a SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock-based or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized as to such other awards.

Federal Tax Withholding. Any ordinary income realized by a participant upon the granting, vesting, exercise, or conversion of an award under the A&R LTIP, as applicable, is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act, if applicable. To satisfy our federal income tax withholding requirements, we (or, if applicable, any of our subsidiaries) will have the right to require, as a condition to delivery of any certificate for Class A common stock, the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may, if we consent, withhold a portion of the Class A common stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of Class A common stock (that the participant has not acquired from us within six months prior to the date of exercise) with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation because it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the Class A common stock. Compensation income realized and taxes withheld will be reflected on Forms W-2 supplied by us to employees no later than January 31st of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will also be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters. We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2017, so long as the contract is not materially modified after that date.

If an individual’s rights under the A&R LTIP are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes, if applicable) payable by the individual on the value of such accelerated rights and (ii) the loss by us of a corresponding compensation deduction.

Interest of Directors and Executive Officers

All members of our Board and all of our executive officers are eligible for awards under the A&R LTIP and, thus, have a personal interest in the approval of the A&R LTIP.

New Plan Benefits

All awards granted under the A&R LTIP are subject to the discretion of our Compensation Committee. Therefore, the total benefits that will be received by any particular person or group under the Plan are not determinable at this time. Therefore, the New Plan Benefits Table is not provided.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Class A Common Stock that may be issued under the LTIP as of December 31, 2023 and the Record Date:

Plan Category	Number of defined securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted–average exercise price of outstanding options, warrants and rights (b)(3)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(4)
	December 31, 2023(1)	February 21, 2024(2)	December 31, 2023	February 21, 2024	December 31, 2023	February 21, 2024
Equity compensation plans approved by security holders	—	—	—	—	—	—
Equity compensation plans not approved by security holders	5,664,354	6,766,568	—	—	3,155,889	1,981,862
Total	5,664,354	6,766,568	—	—	3,155,889	1,981,862

(1)This column reflects shares of our Class A Common Stock subject to RSU awards granted under the LTIP outstanding and unvested as of the December 31, 2023. The performance-based RSUs granted under the LTIP are reflected based on an achievement of maximum performance. No stock options or warrants have been granted under the LTIP.

(2) This column reflects shares of our Class A Common Stock subject to RSU awards granted under the LTIP outstanding and unvested as of the Record Date. The performance-based RSUs granted under the LTIP are reflected based on an achievement of maximum performance. No stock options or warrants have been granted under the LTIP.

(3)No stock options have been granted under the LTIP, and the RSU awards reflected in column (a) are not reflected in this column as they do not have an exercise price.

(4)This column reflects the total number of shares of Class A Common Stock remaining available for issuance under the LTIP, giving effect to the “share recycling” feature of the LTIP, which allows shares that are forfeited due to termination of service or surrendered to satisfy tax withholding obligations to be eligible for reissuance under the LTIP. This “share recycling” feature has been eliminated from the A&R LTIP with respect to tax withholdings.

Our only equity compensation plan is the LTIP. The LTIP was approved by our Board prior to our IPO and has not been approved by our public stockholders. Please read Note 10 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a description of our equity compensation plan. In addition, a detailed description of the terms of the LTIP is available in our registration statement on Form S-1, last filed on January 2, 2018, under the heading “Executive Compensation—Actions Taken Following Fiscal Year End—Long-Term Incentive Plan.”

Vote Required

The approval of our A&R LTIP requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Abstentions will have the same effect as a vote “AGAINST” Proposal 4, and broker non-votes will not have any effect on the outcome of Proposal 4.

THE BOARD RECOMMENDS VOTING “FOR” THE APPROVAL OF AN AMENDMENT AND
RESTATEMENT OF OUR LONG TERM INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 21, 2024, by:

*each person known to us to beneficially own more than 5% of any class of our outstanding voting securities;

*each member of our Board and each nominee to our Board;

*each of our Named Executive Officers; and

*all of our directors, director nominees and Named Executive Officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the 5% or more stockholders, directors or Named Executive Officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 950 17th Street, Suite 2400, Denver, Colorado 80202. The percentage of Class A Common stock beneficially owned is based on 166,087,015 shares of our Class A Common Stock outstanding on February 21, 2024.

	Class A Common Stock
	Number	%
5% Stockholders
Blackrock, Inc.(1)	25,855,259	15.6%
The Vanguard Group(2)	19,224,315	11.6%
FMR LLC(3)	11,770,094	7.1%
Dimensional Fund Advisors LP(4)	9,443,949	5.7%
T. Rowe Price Investment Management Inc.(5)	9,097,818	5.5%
Directors and Named Executive Officers:
Christopher A. Wright(6)	2,877,953	1.7%
Michael Stock(6)	857,404	*
Ron Gusek(6)	1,235,454	*
R. Sean Elliott(6)	263,721	*
Ryan T. Gosney(6)	166,667	*
Simon Ayat	25,722	*
Ken Babcock	73,133	*
Peter A. Dea	60,313	*
William F. Kimble	73,133	*
James R. McDonald	—	—
Gale A. Norton	56,952	*
Audrey Robertson(7)	31,515	*
Cary D. Steinbeck(8)	449,468	*
Directors and Named Executive Officers as a group (13 persons)	6,171,434	3.7%

(1) This information is based solely on a Schedule 13G/A filed with the SEC on January 22, 2024 by Blackrock, Inc., in which it reported that Blackrock, Inc. has sole voting power as to 25,257,241 shares of Class A Common Stock and sole dispositive power as to 25,855,259 shares of Class A Common Stock. The principal business address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.

(2)This information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, in which it reported that The Vanguard Group has shared voting power as to 172,985 shares of Class A Common Stock, sole dispositive power as to 18,903,189 shares of Class A Common Stock and shared dispositive power as to 321,126 shares of Class A Common Stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2024, by FMR LLC and Abigail P. Johnson, in which it reported that FMR LLC has sole voting power as to 11,756,836 shares of Class A Common Stock and sole dispositive power as to 11,770,094 shares of Class A Common Stock and Ms. Johnson has no voting power, and sole dispositive power as to 11,770,094 shares of Class A Common Stock. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)This information is based solely on a Schedule 13G filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP, in which it reported that Dimensional Fund Advisors LP has sole voting power as to 9,278,827 shares of Class A Common Stock, sole dispositive power as to 9,443,949 shares of Class A Common Stock. The principal business address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5)This information is based solely on a Schedule 13G filed with the SEC on February 14, 2024, by T. Rowe Price Investment Management, Inc., in which it reported that T. Rowe Price Investment Management, Inc. has sole voting power as to 3,079,477 shares of Class A Common Stock and sole dispositive power as to 9,097,818 shares of Class A Common Stock. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(6)Shares of Class A Common Stock held by Messrs. Wright, Stock, Gusek, Elliott and Gosney include (a) 132,938; 59,406; 59,406; 49,276; and 30,474 shares of stock, respectively, that will be received upon the vesting of time-based RSUs and (b) 260,575; 115,811; 115,811; 131,852; and 80,908 shares of stock, respectively, that will be received upon the vesting of performance-based RSUs within 60 days of February 21, 2024.

(7)Includes 200 shares held in custodial accounts on behalf of minor children of Ms. Robertson and 5 shares held through a Roth IRA.

(8)Includes 379,350 shares of Class A Common Stock held by the Steinbeck Family Trust and 9,805 shares of Class A Common Stock held by the Cary Dustin Steinbeck & Melissa Maucione Crimson Steinbeck Trust. Mr. Steinbeck has voting and dispositive power over these shares.

*Less than 1.0%.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” is:

♦any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

♦any person who is known by us to be the beneficial owner of more than 5% of our Class A Common Stock;

♦any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A Common Stock; and

♦any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

Our Board has adopted a written related party transactions policy. Pursuant to this policy, our Audit Committee reviews all material facts of all Related Party Transactions and either approves or disapproves entry into the Related Party Transaction, subject to certain limited exceptions. The determination of the Audit Committee is documented in the Audit Committee’s minutes. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Related Party Transactions

The following is a description of transactions entered into, or in effect, after January 1, 2023 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Liberty LLC Agreement

We entered into the Second Amended and Restated Limited Liability Company Agreement of Liberty Oilfield Services New HoldCo LLC (“Liberty LLC”) (the “Liberty LLC Agreement”) in connection with the closing of our IPO, which provides for limitations on the ability of holders of units of Liberty LLC (the “Liberty LLC Units,” and the holders of Liberty LLC Units “Liberty Unit Holders”) to transfer their Liberty LLC Units and provides the Company, as managing member of Liberty LLC, with the right to impose restrictions (in addition to those already in place) on the ability of Liberty Unit Holders to redeem their Liberty LLC Units pursuant to the Redemption Right (as defined below) to the extent the Company believes it is necessary to ensure that Liberty LLC will continue to be treated as a partnership for U.S. federal income tax purposes.

Effective January 31, 2023, Liberty LLC was merged into the Company (such merger, the “Liberty LLC Merger”), with the Company being the surviving entity of the Liberty LLC Merger. In connection with Liberty LLC Merger, all outstanding shares of our Class B Common Stock were redeemed and exchanged for an equal number of shares of our Class A Common Stock. Also effective January 31, 2023, as a result of the Liberty LLC Merger, the Liberty LLC Agreement terminated.

Redemption Rights

Under the Liberty LLC Agreement, each Liberty Unit Holder had, subject to certain limitations, the right (the “Redemption Right”) to cause Liberty LLC to acquire all or a portion of its Liberty LLC Units for, at Liberty LLC’s election, (i) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Liberty LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions or (ii) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of Liberty LLC) had the right (the “Call Right”) to, for administrative convenience, acquire each tendered Liberty LLC Unit directly from the redeeming Liberty Unit Holder for, at the Company’s election, (x) one share of Class A Common Stock or (y) an equivalent amount of cash. In addition, upon a change of control of the Company, the Company had the right to require each holder of Liberty LLC Units (other than the Company) to exercise its Redemption Right with respect to some or all of such unit holder’s Liberty LLC Units. In connection with any redemption of Liberty LLC Units pursuant to the Redemption Right or the Call Right, the corresponding number of shares of Class B Common Stock would be cancelled.

As of January 31, 2023, and, as a result of the Liberty LLC Merger, all outstanding Redemption Rights for Liberty LLC Units had been exercised, and no further redemption of Liberty LLC Units will occur in the future.

Distributions and Allocations

Under the Liberty LLC Agreement, the Company had the right to determine when distributions will be made to the holders of Liberty LLC Units and the amount of any such distributions. If the Company authorized a distribution, such distribution would be made to the holders of Liberty LLC Units generally on a pro rata basis in accordance with their respective percentage ownership of Liberty LLC Units.

Liberty LLC allocated its net income or net loss for each year to the holders of Liberty LLC Units pursuant to the terms of the Liberty LLC Agreement, and the holders of Liberty LLC Units, including the Company, generally incurred U.S. federal, state and local income taxes on their share of any taxable income of Liberty LLC. Net income and losses of Liberty LLC generally were allocated to the holders of Liberty LLC Units on a pro rata basis in accordance with their respective percentage ownership of Liberty LLC Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent Liberty LLC had available cash and subject to the terms of any debt instruments, the Company intended to cause Liberty LLC to make (i) generally pro rata distributions to the holders of Liberty LLC Units, including the Company, in an amount sufficient to allow the Company to pay its taxes and to allow it to make payments under the Tax Receivable Agreements (as defined below), (ii) tax advances, which will be repaid upon exercise of the Redemption Right or the Call Right, as applicable, in an amount sufficient to allow each of the Liberty Unit Holders to pay its respective taxes on such holder’s allocable share of Liberty LLC’s taxable income after taking into account certain other distributions or payments received by the Liberty Unit Holders from Liberty LLC or the Company, and (iii) non-pro rata payments to the Company to reimburse it for its corporate and other overhead expenses.

Issuance of Equity

The Liberty LLC Agreement generally provided that at any time the Company issues a share of its Class A Common Stock or any other equity security, the net proceeds received by the Company with respect to such issuance, if any, shall be concurrently invested in Liberty LLC, and Liberty LLC shall issue to the Company one Liberty LLC Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of Class A Common Stock were redeemed, repurchased or otherwise acquired, Liberty LLC would redeem, repurchase or otherwise acquire an equal number of Liberty LLC Units held by the Company, upon the same terms and for the same price, as the shares of the Class A Common Stock are redeemed, repurchased or otherwise acquired.

Transactions with Liberty Resources

Liberty Resources LLC (“Liberty Resources”) is an oil and gas exploration and production company of which Mr. Wright is the Executive Chairman and an equity owner. Mr. Wright previously served as the Chief Executive Officer at Liberty Resources from its formation in September 2010 until March 2017. Liberty Resources entered into a master service agreement with Liberty Oilfield Services LLC, a subsidiary of the Company (“Liberty Services”), whereby Liberty Services provides hydraulic fracturing service to Liberty Resources at market service rates. For the year ended December 31, 2023, the amounts related to the provision of hydraulic fracturing services to Liberty Resources under the master services agreement were $38.8 million.

In December 2022, the Company entered into a letter agreement with Liberty Resources to extend the payment terms for certain accounts receivable until April 1, 2024, and, in August 2023, the parties revised such letter agreement to make various modifications including further extending payment terms until January 1, 2025, subject to timely payment of monthly interest charges ranging from 15-20%. As of December 31, 2023, the amount of receivables subject to this letter agreement was approximately $15 million.

Transactions with Franklin Mountain

Franklin Mountain Energy LLC (“Franklin Mountain”) is an oil and gas exploration and production company of which Ms. Robertson serves as the Chief Financial Officer. Franklin Mountain entered into a master service agreement with Liberty Services, whereby Liberty Services provides hydraulic fracturing service to Franklin Mountain at market service rates. For the year ended December 31, 2023, the amounts related to the provision of hydraulic fracturing services to Franklin Mountain under the master services agreement was $176.1 million or 3.7% of the Company’s revenues for such period.

Transactions with Tim Babcock

Tim Babcock is currently employed by a subsidiary of the Company as a director of operations. Tim Babcock is the son of Ken Babcock, who serves on the Board. For the year ended December 31, 2023, Tim Babcock was paid $218,780 for his services as an employee.

Transactions with the Bettering Human Lives Foundation

In December 2023, the Company established the Bettering Human Lives Foundation (the “Foundation”), a nonprofit organization dedicated to promoting clean cooking solutions and improving the well-being of communities worldwide. Mr. Wright, the Company’s CEO, serves as the Chairman of the Foundation, and Anne Hyre serves as its executive director. Ms. Hyre is the sister-in-law of Mr. Wright. In December 2023, the Company made an initial commitment to make a charitable contribution of $1 million to the Foundation. In addition, effective January 2024, Ms. Hyre is employed by a subsidiary of the Company and seconded to the Foundation. We expect that Ms. Hyre will receive total compensation of approximately $250,000 from the Company for the year ended December 31, 2024.

Indemnification for Officers and Directors

Our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide indemnification rights to our directors and officers and permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and certain officers to provide additional indemnification benefits, including the right to receive, in advance, reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provisions in our Amended and Restated Certificate of Incorporation, Second Amended and Restated Bylaws and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Conflicts of Interest

The related party transactions described herein may cause certain conflicts of interests, including that:

♦we may enter into contracts between us, on the one hand, and related parties, on the other, that are not as a result of arm’s-length transactions;

♦our executive officers and directors that hold positions of responsibility with related parties may be aware of certain business opportunities that are appropriate for presentation to us as well as to such other related parties and may present such business opportunities to such other parties; and

♦our executive officers and directors that hold positions of responsibility with related parties may have significant duties with, and spend significant time serving, other entities and may have conflicts of interest in allocating time.

For example, Mr. Wright, our Chief Executive Officer, is the Executive Chairman of Liberty Resources, a position which may require a portion of his time and which may cause conflicts of interest in pursuing business opportunities of which he becomes aware.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who are beneficial owners of more than ten percent (10%) of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, executive officers and beneficial owners of more than ten percent (10%) of a registered class of the Company’s equity securities are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. If requested, the Company assists its executive officers and directors in complying with the reporting requirements of Section 16(a) of the Exchange Act. The SEC has designated specific deadlines for these reports, and we must identify in this Proxy Statement those persons who did not file these reports when due.

To the Company’s knowledge, based solely on examination of these reports and on written representations provided to us that no other reports were required to be filed during the year ended December 31, 2023, all directors, executive officers and ten percent (10%) beneficial owners timely filed all reports regarding transactions in our securities required to be filed for 2023 pursuant to Section 16(a) of the Exchange Act, except for (i) a Form 4 filing for Ken Babcock that was made in September 2023 for an open market sale of our Common Stock, and (ii) a Form 4 filing for Christopher Wright that was made in October 2023 for an open market sale of our Common Stock effected pursuant to a Rule 10b5-1 trading plan.

HOUSEHOLDING

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and Annual Report on Form 10-K. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our Annual Report on Form 10-K and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written or oral request to us at our address or phone number appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our Annual Report on Form 10-K and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

STOCKHOLDER PROPOSALS

Pursuant to Rule l4a-8 under the Exchange Act, in order for a stockholder proposal to be included in the Company’s proxy statement for its 2025 annual meeting, such proposal must be received at the Company’s principal executive offices at 950 17th Street, Suite 2400, Denver, Colorado 80202, Attention: Corporate Secretary, no later than November 7, 2024, and must comply with additional requirements established by the SEC. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. In addition, the Company’s Second Amended and Restated Bylaws provide that any stockholder who would like to have a proposal considered at our 2025 annual meeting of stockholders must submit the proposal to the Secretary of the Company at the Company’s principal executive offices so that it is received by not earlier than the close of business on December 17, 2024, and not later than the close of business on January 16, 2025, unless the date of our 2025 annual meeting is more than 30 days before or more than 60 days after April 16, 2025, in which case the proposal must be received no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. A copy of the Company’s Second Amended and Restated Bylaws is available upon request from the Secretary of the Company. Stockholders who intend to submit a proposal for nomination of persons for election to our Board or a proposal of business at the 2025 annual meeting (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) must follow the procedures prescribed in the Company’s Second Amended and Restated Bylaws. No stockholder proposal was received for inclusion in this Proxy Statement.

Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our Second Amended and Restated Bylaws.

WHERE YOU CAN FIND MORE INFORMATION

We file or furnish annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC also maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.

We also make available free of charge through our website, www.libertyenergy.com, electronic copies of certain documents that we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 16, 2024:

A COPY OF THIS PROXY STATEMENT, THE NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS, THE 2024 ANNUAL REPORT TO STOCKHOLDERS AND THE PROXY CARD ARE AVAILABLE AT HTTP://ASTPROXYPORTAL.COM/AST/21952

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

/s/ R. Sean Elliott

R. Sean Elliott
Chief Legal Officer and Corporate Secretary

Denver, Colorado
March 7, 2024

ANNEX A

LIBERTY ENERGY INC. AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

1.

Purpose. The purpose of the Liberty Energy Inc. Amended and Restated Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Liberty Energy Inc. f/k/a Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), and its Affiliates may attract and retain able persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and its Affiliates. Accordingly, the Plan provides for the granting of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, Performance Awards, or any combination of the foregoing. The Plan amends, restates and replaces the Liberty Oilfield Services Inc. Long-Term Incentive Plan, originally effective January 11, 2018 (the “Prior Plan”), in its entirety, provided that the terms of the Prior Plan shall continue to apply to awards granted under the Prior Plan prior to the Effective Date of the Plan.

2.

Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)“Adjustment Event” has the meaning set forth in Section 7(d).

(b)“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(c)“Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Awards granted to residents therein, and any other applicable law, rule or restriction.

(d)“ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

(e)“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, Substitute Award or Performance Award, together with any other right or interest, granted under the Plan.

(f)“Award Agreement” means any written instrument (including any employment, severance or change in control agreement or any resolution of the Committee) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(g)“Board” means the Board of Directors of the Company.

(h)“Cash Award” means an Award denominated in cash granted under Section 5(j).

(i)“Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:

(i)A “change in the ownership” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(v), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 2(h)(i), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)), acquires beneficial ownership (as such term is defined in Rule 13d-3), directly or indirectly, of securities in the Company that, together with securities beneficially owned by such person or group, constitutes more than 50% of the total fair market value or total voting power of the outstanding securities of the Company;

(ii)A “change in the effective control” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vi), whereby either (A) any one person, or more than one person acting as a “group” (for purposes of this Section 2(h)(ii), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vi)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership (as such term is defined in Rule 13d-3), directly or indirectly, of securities of the Company possessing 30% or more of the total voting power of the outstanding securities of the Company; or (B) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii)A “change in the ownership of a substantial portion” of the Company’s assets within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vii), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 2(h)(iii), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, the transaction or event described in clauses (i), (ii) or (iii) above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by the Nonqualified Deferred Compensation Rules.

(j)“Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share fair market value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(j), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(j) or in Section 7(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(k)“Claim” means any claim, liability or obligation of any nature, arising out of or relating to the Plan or an alleged breach of the Plan or an Award Agreement.

(l)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(m)“Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(n)“Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “Corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

(o)“Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

(p)“Disability” shall have the meaning in the Participant’s employment, consulting and/or severance agreement as in effect, provided that if no such agreement is in effect or such agreement does not define the term “Disability”, Disability means, unless otherwise provided in the Participant’s Award Agreement, a Participant is qualified for long-term disability benefits under the Company’s or an Affiliate’s disability plan or insurance policy or under applicable

non-U.S. law; or, if no such plan, policy or law is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any ISO, Disability shall have the meaning given it under the rules governing ISOs under the Code. Notwithstanding the foregoing provisions of this Section 2(p), in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the Nonqualified Deferred Compensation Rules, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

(q)“Dividend Equivalent” means a right, granted to an Eligible Person under Section 5(h), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(r)“Effective Date” means April 16, 2024.

(s)“Eligible Person” means any individual who, as of the Date of Grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors of the Company; provided, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.

(t)“Equitable Adjustments” has the meaning set forth in Section 7(d).

(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(v)“Exempt Shares” means shares of Stock subject to an Award that has been granted with (or that has been amended by the Committee to include) more favorable vesting provisions than those set forth in Section 5(b). No more than 5% of the shares of Stock that may be delivered pursuant to Awards may be shares designated as “Exempt Shares.”

(w)“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other Applicable Laws.

(x)“ISO” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(y)“Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(z)“Nonstatutory Option” means any Option that is not intended to be an ISO.

(aa)“Option” means a right, granted to an Eligible Person under Section 5(c), to purchase Stock at a specified price during specified time periods.

(bb)“Other Stock-Based Award” means an Award granted to an Eligible Person under Section 5(i).

(cc)“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(dd)“Performance Award” means an award granted to an Eligible Person under Section 5(l), the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) is subject to the achievement of one or more performance goals specified by the Committee.

(ee)“Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(ff)“Restricted Stock” means Stock granted to an Eligible Person under Section 5(e) that is subject to certain restrictions and to a risk of forfeiture.

(gg)“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 5(f), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).

(hh)“Rule 13d-3” means Rule 13d-3, promulgated by the SEC under Section 13 of the Exchange Act.

(ii)“Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(jj)“SAR” means a stock appreciation right granted to an Eligible Person under Section 5(d).

(kk)“SEC” means the Securities and Exchange Commission.

(ll)“Section 409A Payment Date” has the meaning set forth in Section 8(k).

(mm) “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(nn)“Stock” means the Company’s Class A common stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 7.

(oo)“Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 5(g).

(pp)“Substitute Award” means an Award granted under Section 5(k).

3.

Administration.

(a)Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other Applicable Laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i)designate Eligible Persons as Participants;

(ii)determine the type or types of Awards to be granted to an Eligible Person;

(iii)determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv)determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v)modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi)determine the treatment of an Award upon a termination of employment or other service relationship;

(vii) impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii) interpret and administer the Plan and any Award Agreement;

(ix)correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 6(a) or other persons claiming rights from or through a Participant.

(b)Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

(c)Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 9, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any delegation of authority by the Committee to an officer to grant Awards shall specify the maximum number of Awards that such officer can grant, the time period during which such delegation is effective and when the Awards may be issued, and the minimum amount of consideration (if any) for which such Awards may be issued and a minimum amount of consideration for the shares of Stock issuable upon exercise thereof. Further, any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer (as defined under Rule 3b-7 promulgated under the Exchange Act) of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any such executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in in administering the Plan, provided that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d)Limitation of Liability and Indemnification of the Board and Committee. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under Applicable Law, no member of the Board or the Committee (and no Affiliate of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any person or entity claiming by and through any Participant) as a result of the Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under Applicable Law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any subsidiary of the Company arising out of the Plan.

(e)Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with Applicable Laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.

Stock Subject to Plan.

(a)Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 7, 21,239,244 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.

(b)Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4(b); provided, however, that shares of Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Stock that may be issued under the Plan. If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.

(d)Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.

Specific Terms of Awards.

(a)General. Awards may be granted on the terms and conditions set forth in this Section 5. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the Date of Grant or thereafter (subject to Section 9), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)Vesting. The Committee, in its sole discretion, shall establish the vesting terms applicable to an Award, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 5(b). Except as otherwise provided herein, no Award (nor any portion of an Award, even on a pro rata basis) that would result in the issuance of Stock may vest earlier than one year after the Date of Grant (other than Substitute Awards) other than in the event of the Participant’s retirement (as defined in the Participant’s Award Agreement), death, Disability or the occurrence of a Change in Control. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Awards with more favorable vesting provisions than set forth in this Section 5(b), or accelerate the vesting or waive the restriction period for Awards at any time, provided that the shares of Stock subject to such Awards shall be Exempt Shares.

(c)Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

(i)Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 5(k) or in Section 7, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the Date of Grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the Date of Grant).

(ii)Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 5(e), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the Date of Grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the Date of Grant of the ISO).

(iii)ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company that is a Corporation. Except as otherwise provided in Section 7, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(iv)Dividends/Dividend Equivalents. No dividends or Dividend Equivalents may be paid or granted with respect to any Option granted hereunder.

(d)SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 5(k) or in Section 7, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the Date of Grant of the SAR.

(iii)Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the Date of Grant of the SAR.

(iv)Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(v)Dividends/Dividend Equivalents. No dividends or Dividend Equivalents may be paid or granted with respect to any SAR granted hereunder.

(e)Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 6(a)(iii) and Section 6(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)Dividends. As a condition to the grant of an Award of Restricted Stock, the Committee may provide that the Participant shall have the right to receive any dividends paid with respect to such Restricted Stock, provided that, if the right to receive dividends is awarded, then (A) any cash dividends and stock dividends with respect to the unvested Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee; and (B) such cash dividends or stock dividends so withheld by the Company and attributable to any particular share of unvested Restricted Stock (and earnings thereon, if applicable) shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such corresponding dividends.

(f)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i)Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii)Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the Date of Grant or thereafter.

(g)Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(h)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with an award of Restricted Stock Units or a Substitute Award. Dividend Equivalents shall not be awarded with respect to an Award of Options, SARs, Restricted Stock or a Stock Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(i)Other Stock-Based Awards. The Committee is authorized, subject to limitations under Applicable Law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 5(i) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(j)Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such terms as the Committee in its discretion determines to be appropriate.

(k)Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other Applicable Laws and exchange rules. Except as provided in this Section 5(k) or in Section 7, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any), provided that nothing in clauses (i)-(iv) shall prevent the Committee from taking any actions authorized by Section 7.

(l)Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 5 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

6.

Certain Provisions Applicable to Awards.

(a)Limit on Transfer of Awards.

(i)Except as provided in Sections 6(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 6(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)Except as provided in Sections 6(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iv)An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and shall comply with the Nonqualified Deferred Compensation Rules, if applicable. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

7.

Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c)Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations.

(ii)If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d)Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 7, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(i)accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii)in the event the acquiror or the surviving or resulting corporation does not agree to assume the Awards or in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;

(iii)cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or

(iv)make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof); provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 7(e) shall only apply to the extent it is not in conflict with Section 7(d).

8.

General Provisions.

(a)Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee. To the extent the number of shares withheld exceeds the required tax withholding due, the Company shall make a cash payment to the Participant equal to the excess amount as soon as administratively practicable thereafter.

(b)Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)Governing Law; Submission to Jurisdiction. The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of the Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Affiliate of the Company or any stockholder or existing or former director, officer or employee of the Company or any Affiliate of the Company. Award Agreements may require the Participant to release and covenant not to sue any person or entity other than the Company over any claims. The individuals and entities described above in this Section 8(c) (other than the Company) shall be third-party beneficiaries of the Plan for purposes of enforcing the terms of this Section 8(c). With respect to any Claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in the State of Delaware.

(d)Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(e)Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.

(g)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(h)Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(i)Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(k)Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including, without limitation, any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy shall subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment to the extent required by Applicable Law and, even if not required by Applicable Law, if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(m)Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(n)Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 9), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

9.

Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 7 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

ANNUAL MEETING OF STOCKHOLDERS OF

LIBERTY ENERGY INC.

Tuesday, April 16, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/21952

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

20330303000000001000 6	041624

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors: To elect three (3) Class II directors to the Board to serve until the 2027 annual meeting or until their successors are duly elected and qualified.
☐		NOMINEES:
	FOR ALL NOMINEES	Ken Babcock
Audrey Robertson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Christopher A. Wright

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Approval of an amendment and restatement of the Company’s long term incentive plan.	☐	☐	☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE LIBERTY ENERGY INC. THE EXPENSE OF ADDITIONAL SOLICITATION.

NOTE:  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE VIRTUAL MEETING    ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

LIBERTY ENERGY INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoint(s) Christopher A. Wright, Michael Stock and R. Sean Elliott, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Liberty Energy Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its stockholders to be held virtually via live webcast at https://web.lumiagm.com/245867901 (password: liberty2024) on Tuesday, April 16, 2024 at 9:00 a.m. Mountain Time and at any adjournments or postponements thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

This card also constitutes voting instructions to the trustees under the Liberty Energy Inc. savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Liberty Energy Inc. held by the trustees under the plans, as described in the proxy statement.

(Continued and to be signed on the reverse side)

COMMENTS:

1.1	14475